Exhibit 10.14

SILGAN CONTAINERS

PENSION PLAN FOR SALARIED EMPLOYEES

THIS INDENTURE is made as of the 31st day of December, 2009 by Silgan Containers Manufacturing Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Primary Sponsor”).

INTRODUCTION

Effective September 1, 1987, Silgan Containers Corporation established the Silgan Containers Corporation Pension Plan for Salaried Employees (the “Plan”), and effective January 1, 2003, transferred sponsorship of the Plan to the Primary Sponsor.

The Plan was last amended and restated effective July 1, 2008, and further amended on February 13, 2009, to change the name of the Plan to “Silgan Containers Pension Plan for Salaried Employees” and to make other changes to the Plan.

The Primary Sponsor now wishes to amend and restate the Plan to reflect amendments made to the Plan since its last restatement and comply with recent changes in the law.

The Plan is intended to be a pension plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(i).

The provisions of the Plan, as amended and restated herein, shall apply beginning on and after January 1, 2009, and only to Participants who have performed an Hour of Service on and after such date, except to the extent otherwise provided herein or as may otherwise be required pursuant to applicable law.

NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, generally effective as of January 1, 2009, except as otherwise provided herein, to read as follows:

SILGAN CONTAINERS

PENSION PLAN FOR SALARIED EMPLOYEES

(i)

SILGAN CONTAINERS

PENSION PLAN FOR SALARIED EMPLOYEES

ARTICLE 1

DEFINITIONS

Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below.

1.1 “Accrued Benefit” means, as of any particular date, a Participant’s annual benefit, determined pursuant to Section 4.1, commencing on the Participant’s Normal Retirement Date in the form of an annuity, payable monthly, for the life of the Participant; provided, however, that for a Participant who continues in employment with the Plan Sponsor beyond his Normal Retirement Date, such Participant’s Accrued Benefit is the annual benefit determined pursuant to Section 4.3 when expressed in the form of an immediate annuity, payable monthly, for the life of the Participant.

1.2 “Actuarial Equivalent” means, with respect to a benefit, any benefit provided under the terms of the Plan which has the same value as the Participant’s Accrued Benefit on the date the benefit payment commences based on the following assumptions:

(a) except as provided in Subsection (b),

(i) effective until January 1, 2010, the present value of optional forms of benefit shall be determined on the basis of the 1983 Individual Mortality Table “a” assuming all Participants to be male and all spouses to be female (the “Plan Mortality Table”), and using an interest rate used by the Pension Benefit Guaranty Corporation determined as of January 1 of the calendar year during which the commencement date of distribution occurs, for purposes of an immediate annuity (the “Plan Interest Rate”) (the Plan Mortality Table and the Plan Interest Rate are collectively referred to herein as the “Plan Assumptions”); and

(ii) effective on or after January 1, 2010, the present value of optional forms of benefit shall be determined on the basis of the mortality table set forth in Appendix D, which represents a fixed blend of fifty percent (50%) of the static male combined mortality rates and fifty percent (50%) of the static female combined mortality rates promulgated under Treasury Regulations Section 1.430(h)(3)-1(c) with projected mortality improvement for valuation dates in 2017, and an interest rate of five and one-half percent (5.5%) per annum compounded annually. Notwithstanding the foregoing, in no event will a Participant receive a smaller monthly payment under an optional form of benefit than the payment calculated using the mortality table and interest assumptions specified in the Plan on December 31, 2009, applied to the Participant’s Accrued Benefit as of that date.

(b) for the purpose of determining the present value of lump sum payments under the Plan,

(i) effective until January 1, 2010, the Actuarial Equivalent shall be determined by using (A) or (B) below, whichever produces the greater equivalent benefit:

(A) the applicable interest rate under Code Section 417(e)(3) for the last full month immediately preceding the first day of the Plan Year in which the date of distribution is to occur and the applicable mortality table under Code Section 417(e)(3); or

(B) the Plan Assumptions; and

(ii) effective on or after January 1, 2010, the Actuarial Equivalent shall be determined using the applicable mortality table under Code Section 417(e)(3) and the applicable interest rate under Code Section 417(e)(3) for the last full month immediately preceding the first day of the Plan Year which contains the Annuity Starting Date for the distribution.

1.3 “Actuary” means an actuary, enrolled by the Joint Board for the Enrollment of Actuaries, selected by the Primary Sponsor to provide actuarial services for the Plan.

1.4 “Affiliate” means:

(a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor;

(b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor;

(c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor; and

(d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o).

Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

1.5 “Annual Compensation Limit” means (a) for any Plan Year beginning after December 31, 1988 and before January 1, 1994, $200,000, or such greater amount as reflected under Code Section 401(a)(17) for such Plan Year; (b) for any Plan Year beginning after December 31, 1993 and before January 1, 2002, $150,000, or such greater amount as reflected under Code Section 401(a)(17) for such Plan Year; and (c) for any Plan Year beginning after December 31, 2001, $200,000, or such greater amount as reflected under Code Section

401(a)(17) for such Plan Year; provided, however, that if Compensation before January 1, 1994 is used in determining benefit accruals in a Plan Year beginning on or after January 1, 1994, then the Annual Compensation Limit for a year prior to January 1, 1994 shall be deemed to be $150,000 for purposes of determining such benefit accruals.

1.6 “Annual Rate of Compensation” means, as of any date, the annualized rate of an Employee’s Compensation determined with regard to whether such Employee is employed on a full-time or part-time basis as set forth in the payroll records of a Plan Sponsor.

1.7 “Annuity Starting Date” means either the first day of the first period for which the Participant is paid a life annuity, or in the case of a benefit not payable in the form of a life annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.8 “Appeals Fiduciary” means the individual(s) appointed by the Primary Sponsor to review claims for benefits payable due to a Participant’s Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Plan Sections 9.3 and 9.4. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor.

1.9 “Applicable Election Period” means:

(a) with respect to the Normal Form of Payment, the 180-day period ending on a Participant’s Annuity Starting Date during which a Participant may elect not to receive payment of his Accrued Benefit in the Normal Form of Payment; and

(b) with respect to a Qualified Preretirement Survivor Annuity, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death.

1.10 “Beneficiary” means the person or trust that a Participant or Spouse, as applicable, designated most recently in writing to the Plan Administrator.

(a) If, as of the date of the Participant’s death, the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term “Beneficiary” means:

(i) The Participant’s Spouse, or the trustees of a revocable or living trust established by the Participant (and the Spouse, if applicable) during the Participant’s lifetime, if the Spouse is the primary beneficiary of, and possesses a power of revocation over, the portion of the trust to which such benefits are to be added;

(ii) If no Spouse is alive at the date of the Participant’s death, the trustees of the revocable living trust established by the Participant during the Participant’s lifetime, if any; or

(iii) If no such trust has been established, the Participant’s estate.

Notwithstanding the preceding sentence, the Spouse of a married Participant shall be his Beneficiary unless that Spouse has consented in writing to the designation by the Participant of some other person or trust and the Spouse’s consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his Spouse under the terms of the preceding sentence unless the Spouse’s consent permits designation of another person or trust without further spousal consent and acknowledges that the Spouse has the right to limit consent to a specific beneficiary and that the Spouse voluntarily relinquishes this right. Notwithstanding the above, the Spouse’s consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the Spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the Spouse is legally incompetent to give consent, consent by the Spouse’s legal guardian shall be deemed to be consent by the Spouse.

(b) If the Spouse survives the Participant and, as of the date of the Spouse’s death, the Spouse has failed to make a designation, no person designated is alive, or no trust has been established, the term “Beneficiary” means either (i) the successor Beneficiary designated by the Participant or, (ii) in the absence of such a designation, the Spouse’s estate.

(c) If, subsequent to the death of a Participant, (i) the Participant’s Beneficiary dies while entitled to receive benefits under the Plan, and (ii) the Participant’s Beneficiary is not the Participant’s Spouse, then the successor Beneficiary, if any, or the Beneficiary listed under Paragraph (i), (ii), or (iii) of Subsection (a), as applicable, shall be the Beneficiary.

1.11 “Benefit Service” means the Employee’s Vesting Service, including service prior to September 1, 1987, equal to service, if any, credited under the terms of the Prior Plan for purposes of benefit accrual, but excluding:

(a) Vesting Service while an Employee is not an Eligible Employee;

(b) Vesting Service during a leave of absence;

(c) Vesting Service required to be taken into account for purposes of vesting pursuant to Subsections (c)(ii) and (c)(iii) of Section 1.75;

(d) Vesting Service of Former Del Monte Employees which occurred on or before December 21, 1993;

(e) Vesting Service of Former ANCC Employees which occurred prior to August 1, 1995;

(f) Vesting Service of Former Finger Lakes Employees which occurred prior to October 9, 1996.

(g) Vesting Service of Former Alcoa Employees which occurred prior to April 1, 1997;

(h) Vesting Service of Former Kraft Employees which occurred prior to October 1, 1997;

(i) Vesting Service of Former Campbell Employees which occurred prior to June 1, 1998;

(j) Vesting Service of Former PCP Employees which occurred prior to July 1, 2003; and

(k) Vesting Service earned for any period on or after February 1, 2008 for:

(i) any Employee who either was an Employee not compensated on a salaried basis prior to January 1, 2007 or was an Employee of a Plan Sponsor prior to January 1, 2007 who experienced a Termination of Employment with a Plan Sponsor and who, in either case, became an Eligible Employee on or after January 1, 2007 and before February 1, 2008.

(ii) any person who was not an Employee on December 14, 2007 and is rehired by the Plan Sponsor or an Affiliate after January 31, 2008;

(l) Vesting Service earned after June 30, 2008 by an Eligible Employee who ceased or ceases to be an Eligible Employee and, after June 30, 2008, again becomes an Eligible Employee; provided, however, that this Subsection shall not apply to any person who again becomes an Eligible Employee as a result of a transfer of employment described in Section 1.24(g).

1.12 “Board of Directors” means the board of directors of the Primary Sponsor.

1.13 “Break in Service” means a Service Computation Period during which the Employee has not completed more than 500 Hours of Service.

1.14 “Code” means the Internal Revenue Code of 1986, as amended.

1.15 “Compensation” means:

(a) for purposes of determining a Participant’s Accrued Benefit, all compensation paid or payable in cash by a Plan Sponsor to an Employee during a Plan Year for personal services, plus any amount which is contributed or deferred by a Plan Sponsor at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125, 402(g)(3), 457, or 132(f)(4), to the extent not in excess of the Annual Compensation Limit; and

(b) does not include:

(i) any amounts paid or payable by reason of services performed after the date an Employee ceases to be an Eligible Employee;

(ii) all Employee expense reimbursements and other fringe benefit allowances paid or accrued during the Plan Year which are subject to withholding of income tax under Code Section 3401;

(iii) bonuses, overtime or commissions; and

(iv) amounts in excess of the Annual Compensation Limit.

(c) Effective January 1, 2009, in accordance with Code Section 414(u)(12), Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by a Plan Sponsor to an individual who does not currently perform services for the Plan Sponsor by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Plan Sponsor.

1.16 “Covered Compensation” means the average of the Social Security Taxable Wage Bases over the 35-year period ending with the calendar year in which the Participant attains his Social Security Retirement Age; provided, however, that for purposes of determining the Covered Compensation of a Participant who ceases to be an Eligible Employee before attaining his Social Security Retirement Age, the Social Security Taxable Wage Base in effect on the date he ceased to be an Eligible Employee shall be deemed to remain constant to the date he attains his Social Security Retirement Age.

1.17 “Deferred Retirement Date” means, for a Participant who experiences a Termination of Employment after the date which would have been the Participant’s Normal Retirement Date, the first day of the month following the date of the Participant’s Termination of Employment.

1.18 “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

1.19 “Disability” means a physical or mental condition which, in the judgment of the Plan Administrator based on medical evidence satisfactory to the Plan Administrator, results in the permanent inability of a Participant to satisfactorily perform the Participant’s usual duties for the Plan Sponsor, or the duties of such other position or job which the Plan Sponsor makes available to the Participant and for which the Participant is qualified by reason of the Participant’s training, education or experience. Evidence of such a disability may include the Participant’s entitlement to disability benefits under the Social Security Act, or under the long-term disability plan maintained by the Plan Sponsor. Notwithstanding the foregoing, if such a condition results from: (a) the Participant’s service with the Armed Forces of the United States for which the Participant receives a veteran’s disability pension; or (b) a Participant’s felonious or criminal act or enterprise, then such condition shall not be considered a Disability under this Plan.

1.20 “Disability Retirement Date” means the first day of the month immediately following the date of a Participant’s Termination of Employment after becoming subject to a Disability.

1.21 “Distributee” means an Employee or a former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the Spouse or former Spouse. The term “Distributee” shall include a non-spouse Beneficiary of a deceased Participant who is either an individual or an irrevocable trust where the beneficiaries of such trust are identifiable and the trustee provides the Plan Administrator with a final list of trust beneficiaries or a copy of the trust document by October 31 of the year following the Participant’s death, but only if the Eligible Rollover Distribution is transferred in a direct trustee-to-trustee transfer to an Eligible Retirement Plan which is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

1.22 “Early Retirement Age” means the date that a Participant attains age 55.

1.23 “Eligibility Service” means a twelve-consecutive-month period beginning on the date an Employee first performs an Hour of Service for a Plan Sponsor or an Affiliate (the “Employment Commencement Date”) during which an Eligible Employee completes 1,000 or more Hours of Service with a Plan Sponsor or an Affiliate, or in the event an Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any twelve-consecutive-month period thereafter beginning on an anniversary of the Employee’s Employment Commencement Date in which the Employee completes no less than 1,000 Hours of Service.

1.24 “Eligible Employee” means each Employee of a Plan Sponsor who is compensated on a salaried basis, other than an Employee who:

(a) is an Employee covered by a collective bargaining agreement where retirement benefits are bargained for in good faith between the Plan Sponsor and such Employee’s lawful representative or bargaining agent, provided, that retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement provides that the Employee shall be eligible to participate in the Plan);

(b) is an Employee covered and accruing benefits under another defined benefit pension plan maintained by a Plan Sponsor;

(c) holds a position with Silgan Holdings Inc. of Chairman of the Board, Co-Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Executive Vice-President of Operations (regardless of whether such employee holds other positions with Silgan Holdings Inc. or with any of its subsidiary or affiliated companies);

(d) is a Leased Employee with respect to a Plan Sponsor;

(e) is deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o);

(f) is an individual classified by a Plan Sponsor as an independent contractor, but reclassified as an employee of a Plan Sponsor pursuant to a final determination by the Internal Revenue Service, another governmental entity with authority to make such a reclassification or a court of competent jurisdiction. However, such an individual who, but for the preceding sentence, would not be an Eligible Employee shall be an Eligible Employee only for Plan Years following the Plan Year in which such reclassification occurs;

(g) is not a Participant on June 30, 2008, unless such person:

(i) first became an Employee before January 1, 2007;

(ii) was compensated on a salaried basis by a Plan Sponsor or an Affiliate on February 1, 2008; and

(iii) becomes an Employee of a Plan Sponsor compensated on a salaried basis on or after February 1, 2008 as a result of a transfer from an Affiliate who is not a Plan Sponsor (a “Non-Sponsor Affiliate”); provided that such person was actively participating in, and accruing benefits under, a defined benefit pension plan of such Non-Sponsor Affiliate as a salaried employee immediately prior to such transfer; or

(h) effective July 1, 2008, transferred to a Plan Sponsor from Silgan White Cap Corporation on or after July 1, 2005 and has continued to accrue benefits under the Silgan White Cap Salaried Pension Plan since such transfer, but only for so long as such Employee continues to accrue benefits under such plan.

1.25 “Eligible Retirement Plan” means any of the following that will accept a Distributee’s Eligible Rollover Distribution:

(a) an individual retirement account described in Code Section 408(a);

(b) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract);

(c) an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(d) a qualified trust described in Code Section 401(a), unless the Distributee is a non-spouse Beneficiary of a deceased Participant;

(e) an eligible deferred compensation plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan), unless the Distributee is a non-spouse Beneficiary of a deceased Participant; or

(f) effective for distributions on or after January 1, 2008, a Roth IRA (as described in Code Section 408A), unless the Distributee is a non-spouse Beneficiary of a deceased Participant.

Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA.

1.26 “Eligible Rollover Distribution” means any distribution of all or any portion of the Distributee’s Accrued Benefit,

(a) including any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

(i) an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or

(ii) a qualified trust as described in Code Section 401(a) but only to the extent that:

(A) the distribution is made in a direct trustee-to-trustee transfer; and

(B) the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income); and

(b) excluding:

(i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the

Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years of more;

(ii) any distribution to the extent such distribution is required under Code Section 401(a)(9);

(iii) except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities); or

(iv) if the Distributee is a non-spouse Beneficiary of a deceased Participant, any distribution other than a direct trustee-to-trustee transfer to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract).

1.27 “Employee” means any person who is:

(a) a common law employee of a Plan Sponsor or an Affiliate;

(b) a Leased Employee with respect to a Plan Sponsor or an Affiliate; or

(c) deemed to be an employee of a Plan Sponsor or an Affiliate pursuant to regulations under Code Section 414(o).

1.28 “Employee Contribution Account” means the account maintained to record the Participant’s mandatory Employee Contributions as required under the Plan prior to July 1, 1994, and earnings thereon at an annual rate of (a) five percent (5%) for Plan Years commencing prior to December 31, 1987 and (b) one hundred and twenty percent (120%) of the “federal mid-term rate” in effect under Code Section 1274 for the first month of the Plan Year for Plan Years commencing on or after January 1, 1988, through the date of determination.

1.29 “Employee Contributions” means contributions from Participants’ salary reductions required to be made to the Plan prior to July 1, 1994.

1.30 “Entry Date” means the first day of the calendar month.

1.31 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.32 “Fiduciary” means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

1.33 “Final Average Rate of Compensation” means, as of any date on which such amount is determined, one-twelfth (1/12) of a Participant’s average Annual Rate of Compensation (as of the first working day of any calendar month) during a period of thirty-six (36) calendar months in which the Participant was credited with Benefit Service immediately preceding and including the calendar month during which such determination is made. If a Participant has less than thirty-six (36) calendar months of Benefit Service as of the date of determination, the Final Average Rate of Compensation shall be determined based on the Participant’s actual number of months of Benefit Service. Notwithstanding the foregoing, “Final Average Rate of Compensation” shall not include the Annual Rate of Compensation for such individual during any period when such individual is not earning Benefit Service.

1.34 “Former Alcoa Employee” means an individual who was employed by Aluminum Company of America (“Alcoa”) immediately prior to the acquisition by the Primary Sponsor of certain Alcoa facilities on or about April 1, 1997, and who became an employee of the Primary Sponsor or an Affiliate immediately following such acquisition.

1.35 “Former ANCC Employee” means an individual who was employed by American National Can Company immediately prior to the acquisition by the Primary Sponsor of certain American National Can Company facilities on or about August 1, 1995, and who became an employee of the Primary Sponsor or an Affiliate immediately following such acquisition.

1.36 “Former Campbell Employee” means an individual who was employed by Campbell Soup Company (“Campbell”) immediately prior to the acquisition by Silgan Can Company of certain Campbell facilities on or about June 1, 1998, and who became an employee of Silgan Can Company immediately following such acquisition.

1.37 “Former Del Monte Employee” means an individual who was employed by Del Monte Corporation immediately prior to the acquisition by the Primary Sponsor of certain Del Monte Corporation facilities on or about December 21, 1993, and who became an employee of the Primary Sponsor or an Affiliate immediately following such acquisition.

1.38 “Former Finger Lakes Employee” means an individual who was employed by Finger Lakes Packaging Company, Inc. immediately prior to the acquisition by the Primary Sponsor of certain Finger Lakes Packaging Company, Inc. facilities on or about October 9, 1996, and who became an employee of the Primary Sponsor or an Affiliate immediately following such acquisition.

1.39 “Former Kraft Employee” means an individual who was employed by Kraft Foods, Inc. (“Kraft”) immediately prior to the sublease by Silgan Containers Corporation of certain Kraft facilities on or about October l, 1997, and who became an employee of the Primary Sponsor or an Affiliate immediately following such sublease.

1.40 “Former PCP Employee” means an individual who was employed by Pacific Coast Producers and affiliates immediately prior to the acquisition of PCP Can Manufacturing, Inc. (“PCP”) by Silgan Containers Manufacturing Corporation on or about July 1, 2003, and who was employed by PCP immediately after such acquisition. PCP was subsequently renamed Silgan Containers Lodi Manufacturing Corporation.

1.41 “Fund” means the amount at any given time of the cash and other property held by the Trustee pursuant to the Plan.

1.42 “Hour of Service” means:

(a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

(b) each hour for which an Employee is paid, or entitled to payment, by the Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that an hour for which an Employee is directly or indirectly paid for a period during which no services are performed shall not constitute an Hour of Service, if such payment is paid or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws and Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses;

(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) shall be subject to the limitations set forth in Subsection (f).

(d) solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work due to a Maternity or Paternity Absence. The hours described in this Subsection (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in a year solely because of the credit, or (B), in any other case, in the next following computation period. For purposes of this Subsection (d), an Employee will be deemed to have completed (X) the number of hours that normally would have been credited to the Employee but for the Employee’s absence; or (Y) if the Employee’s normal work hours cannot be determined, eight (8) Hours of Service for each normal workday during such Employee’s leave; and

(e) without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the “FMLA”), each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee’s Spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee’s job.

(f) The Plan Administrator shall determine Hours of Service from the employment records of the Plan Sponsor or an Affiliate, or in any other manner consistent with regulations promulgated by the Secretary of Labor (including without limitation an equivalencies method based on periods of employment), and shall construe any ambiguities in favor of crediting Employees with Hours of Service. In no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or an Affiliate.

(g) In the event that the Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate or whose employment is transferred to the Plan Sponsor shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service or in resolutions of the Primary Sponsor.

1.43 “Investment Manager” means a Fiduciary (other than the Trustee or the Plan Administrator) designated by the Primary Sponsor to whom has been delegated the responsibility and authority to manage, acquire or dispose of the Trust assets, and:

(a) who:

(i) is registered as an investment adviser under the Investment Advisors Act of 1940;

(ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of Section 203A(a) of such Act, is registered as an investment adviser under the laws of the State (referred to in paragraph (1) of Section 203A(a) of such Act) in which it maintains its principal office and place of business, and, at the time the Fiduciary last filed the registration form most recently filed by the Fiduciary with such State in order to maintain the Fiduciary’s registration under the laws of such State, also filed a copy of such form with the Secretary of Labor;

(iii) is a bank, as defined in such Act; or

(iv) is an insurance company qualified to perform investment advisory services under the laws of more than one State; and

(b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition and control of the Trust assets.

1.44 “Leased Employee” means any person (other than a common law employee of a Plan Sponsor or an Affiliate) who, pursuant to an agreement between the Plan Sponsor or an Affiliate and any other person, has performed services for the Plan Sponsor or an Affiliate (or for the Plan Sponsor and related persons determined in accordance with Code Section 414(n)(6), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Plan Sponsor or an Affiliate.

1.45 “Maternity or Paternity Absence” means a paid or unpaid absence from employment (including an unapproved leave of absence) with a Plan Sponsor or an Affiliate (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (d) for purposes of caring for a child for a period immediately following the birth or adoption of such child by such Employee. The Employee must prove to the satisfaction of the Plan Administrator or its agent that the absence meets the above requirements and must supply information concerning the length of the absence unless the Plan Administrator has access to relevant information without the Employee submitting it.

1.46 “Named Fiduciary” means only the following:

(a) the Plan Administrator;

(b) the Trustee;

(c) the Investment Committee (as designated pursuant to Plan Section 8.6);

(d) the Investment Manager; and

(e) the Appeals Fiduciary.

1.47 “Normal Form of Payment” means:

(a) for an unmarried Participant, a single life annuity for the life of the Participant; and

(b) for a married Participant, a Qualified Joint and Survivor Annuity.

1.48 “Normal Retirement Age” means age 65.

1.49 “Normal Retirement Benefit” means the benefit described in Plan Section 4.1.

1.50 “Normal Retirement Date” means the first day of the month coinciding with or immediately following the date on which a Participant attains Normal Retirement Age.

1.51 “Participant” means any Eligible Employee who enters the Plan as provided in Article 2 and who has not received full payment of his vested Accrued Benefit.

1.52 “Period of Severance” means a twelve-consecutive-month period beginning on the Severance from Service Date and ending on the first anniversary of the Severance from

Service Date, provided that during such twelve-consecutive-month period, the Employee fails to complete an Hour of Service.

1.53 “Plan” means the Silgan Containers Pension Plan for Salaried Employees, and all amendments thereto.

1.54 “Plan Administrator” means the organization or person designated to administer the Plan by the Primary Sponsor and, in lieu of any such designation, means the Primary Sponsor.

1.55 “Plan Sponsor” means the Primary Sponsor and any Affiliate or other entity which has adopted the Plan.

1.56 “Plan Year” means the calendar year.

1.57 “Primary Social Security Benefit” means, for purposes of determining a Participant’s Accrued Benefit, the primary insurance amount payable under Section 215 of the Social Security Act, in effect at the date as of which the Participant’s Accrued Benefit is calculated, determined as follows:

(a) A Participant’s “projected primary insurance amount” as of a Plan Year is the primary insurance amount, determined as of the end of the Plan Year, payable to the Participant upon attainment of Social Security Retirement Age, assuming that the Participant earns no additional Compensation after the Participant’s Termination of Employment.

(b) With respect to service by the Participant for the Plan Sponsor prior to the date of determination, the actual Compensation paid to the Participant by the Plan Sponsor during all periods of service by the Participant for the Plan Sponsor covered by the Social Security Act shall be used in determining a Participant’s “projected primary insurance amount”. The Plan Sponsor may not take into account any compensation from any other employer during such period of service by the Participant.

(c) With respect to years before the Participant first performed an Hour of Service for a Plan Sponsor or an Affiliate, in determining a Participant’s “projected primary insurance amount” it may be assumed that the Participant received compensation for such years in an amount computed by applying an eight percent (8%) salary scale projected backwards from the date of determination until the Participant’s twenty-first (21st) birthday. If the Participant, however, furnishes evidence satisfactory to the Plan Administrator of actual past compensation for such years treated as wages under the Social Security Act at the time the compensation was earned, the Plan shall use such actual past compensation. The Plan shall provide notice to Participants of their right to provide such evidence, and of the consequences of failing to provide such evidence.

1.58 “Prior Employer” means Carnation Company and any entity acquired by Carnation Company or its affiliates prior to September 1, 1987.

1.59 “Prior Plan” means the Carnation Employees Retirement Plan Number One or the Carnation Employees Retirement Plan Number Two, as applicable, as in effect on August 31, 1987.

1.60 “Prior Plan Benefit” means the monthly benefit earned by a Participant under the Prior Plan, if any, through August 31, 1987.

1.61 “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of a married Participant, followed by a survivor annuity for the life of the Participant’s Spouse which is fifty percent (50%) of the amount of the annuity paid for the joint lives of the Participant and his Spouse and which is the Actuarial Equivalent of the Participant’s Accrued Benefit. The Qualified Joint and Survivor Annuity shall be at least as valuable as any other optional form of benefit provided under the Plan.

1.62 “Qualified Optional Survivor Annuity” has the meaning ascribed to it in Plan Section 7.5(b).

1.63 “Qualified Preretirement Survivor Annuity” means an annuity for the life of the Participant’s surviving Spouse which is described in Plan Section 6.3.

1.64 “Required Beginning Date” has the meaning ascribed to it in Appendix C.

1.65 “Service Computation Period” means the consecutive 12-month period beginning on the date on which the Employee’s employment commenced and each anniversary thereof; provided, however, that for any Employee who has incurred a Break in Service and whose years of Vesting Service before said Break in Service are not taken into account hereunder, the Service Computation Period shall be the consecutive 12-month period commencing on the first date on which such Employee completes an Hour of Service following the last computation period in which a Break in Service has occurred and each anniversary thereof.

1.66 “Severance from Service Date” means the earlier of:

(a) the date on which an Employee quits, retires, is discharged or dies;

(b) the first anniversary of the first date of a period during which an Employee remains absent from service (with or without pay) with a Plan Sponsor for any reason other than a quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff, or due to a Maternity or Paternity Absence; or

(c) the second anniversary of the first date of a period during which an Employee remains absent from service (with or without pay) with a Plan Sponsor due to a Maternity or Paternity Absence.

1.67 “Social Security Retirement Age” means age sixty-five for individuals born on or before January 1, 1938 and means the age at which unreduced old-age insurance benefits commence under the Social Security Act for persons born after that date.

1.68 “Social Security Taxable Wage Base” means the amount of wages from which Social Security taxes are required to be withheld in accordance with the Federal Insurance Contributions Act, or any successor act, regulation, or ruling pertaining thereto, which is in effect at the beginning of the Plan Year.

1.69 “Spouse” means a person who is legally married to the Participant on the earlier of the date of the Participant’s death or such Participant’s Annuity Starting Date.

1.70 “Target Funding Percentage” means, for a Plan Year, the ratio (expressed as a percentage) which:

(a) the value of Plan assets for the Plan Year, reduced by any prefunding balance (as defined in Code Section 430(f)(6)) and any funding standard carryover balance (as defined in Code Section 430(f)(7)), bears to

(b) the present value of all benefits accrued or earned under the Plan as of the beginning of the Plan Year.

Notwithstanding the foregoing, (1) the amounts in Subsections (a) and (b) of this Section shall be increased by the aggregate amount of purchases of annuities for Employees other than highly compensated employees (within the meaning of Code Section 414(q)) which were made by the Plan during the two Plan Years preceding the year for which the Target Funding Percentage is being determined, and (2) the amount in Subsection (a) shall be increased by any security provided by a Plan Sponsor consisting of (A) a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, (B) cash, or United States obligations which mature in 3 years or less, held in escrow by a bank or similar financial institution, or (C) such other form of security as is satisfactory to the United States Secretary of the Treasury and the parties involved.

1.71 “Termination of Employment” means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I) without regard to Code Section 414(u)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Article 7, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

1.72 “Trust” means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the assets of the Plan or any successor agreement.

1.73 “Trustee” means the trustee under the Trust.

1.74 “Valuation Date” means the first day of each Plan Year or such other date as the Plan Administrator shall determine.

1.75 “Vesting Service” shall mean the period commencing on the date the Employee first performs an Hour of Service for a Plan Sponsor or an Affiliate upon his employment or reemployment following a Break in Service, whichever is applicable, and ending on the Severance from Service Date. The following rules shall be applied in calculating a Participant’s Vesting Service:

(a) In order to determine the number of whole years of a Participant’s Vesting Service, non-successive years must be aggregated, and less than whole years (whether or not consecutive) must be aggregated on the basis of twelve (12) months of service, where thirty (30) days are deemed to be a month in the case of aggregation of fractional months, or three-hundred sixty five (365) days of service equals a year.

(b) In the event an Employee is absent from work due to a Maternity or Paternity Absence, the period between the first and second anniversaries of the first date of absence from work is neither a period of Vesting Service nor a Period of Severance.

(c) In determining a Participant’s Vesting Service, the following periods of employment or Periods of Severance shall be taken into account:

(i) a Period of Severance during the first twelve (12) months of an approved leave of absence;

(ii) a Period of Severance by reason of a quit, discharge or retirement, if the Employee performs an Hour of Service within twelve (12) months from the Severance from Service Date;

(iii) a Period of Severance by reason of a quit, discharge or retirement during the first twelve (12) months of an approved leave of absence, if the Employee performs an Hour of Service within twelve (12) months from the date the Employee was first absent from service; and

(iv) periods of employment with a corporation, trade, or business predecessor to the Plan Sponsor.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1 General Rule. Each Employee shall become a Participant as of the date coinciding with or following the latest of the date on which the Employee completes his Eligibility Service, becomes an Eligible Employee or reaches age 21; provided, however, that effective July 1, 2008, there are no new Participants in the Plan, except for any person who becomes an Eligible Employee as a result of a transfer of employment described in Section 1.24(g).

2.2 Old Plan Participants. Each Eligible Employee who was a Participant in the Plan as of December 31, 2008 shall continue to be a Participant in the Plan as of January 1, 2009.

2.3 Rehired Participants. Each Participant who participated under the Plan, experienced a Termination of Employment, and who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee.

2.4 Rehired Employees Who Were Not Participants. Each Employee who experiences a Termination of Employment before becoming a Participant shall become a Participant as of the date specified in Section 2.1.

2.5 Treatment of Leave of Absence for Eligibility Purposes. Notwithstanding any provision of the Plan to the contrary, for purposes of determining an Employee’s Eligibility Service, an Employee shall not be deemed to have suffered a Break in Service if his employment is interrupted because such Employee has been on an approved leave of absence; provided that:

(a) he returns to the employ of the Plan Sponsor or an Affiliate within the time period set forth below following the expiration of such leave; or

(b) he fails to return from such leave as a result of death, Disability or retirement on or after Normal Retirement Age.

Employees who do not return to the employ of a Plan Sponsor or an Affiliate within thirty (30) days following the end of an approved leave of absence (or within the time required by law in the case of service with the armed forces) shall be deemed to have suffered a Break in Service in the earliest Plan Year during all or any part of which the Employee was on such leave of absence or military duty and during which such Employee completed less than 501 Hours of Service, computed without regard to any Hours of Service deemed credited under Plan Section 1.42(b) (unless such failure to return was the result of death, Disability or retirement on or after Normal Retirement Age).

ARTICLE 3

FUNDING OF BENEFITS

3.1 Plan Sponsor Contributions.

(a) For each Plan Year, the Plan Sponsor shall make contributions to the Trust, in one or more installments, in the amounts necessary to maintain the Plan on a sound actuarial basis in order to provide the benefits payable under the Plan. All contributions made with respect to a fiscal year of the Plan Sponsor shall be made within the time allowed by the Code to permit an income tax deduction by the Plan Sponsor for such fiscal year.

(b) All contributions to the Plan shall be paid to the Trustee for investment and reinvestment pursuant to the terms of the Trust agreement. All benefits payable under the Plan shall be paid out of the Trust by the Trustee pursuant to the directions of the Plan Administrator. If any portion of a Participant’s Accrued Benefit is forfeited during a Plan

Year, Plan Sponsor contributions shall, for such Plan Year or subsequent Plan Years, be reduced in a manner consistent with Code Section 412 and Code Section 430.

(c) For purposes of determining the income tax deduction allowable under Code Section 404(a)(1), cost of living adjustments allowed or allowable under Code Section 415(d) for any Plan Year before the year in which such adjustment first takes effect shall not be taken into account.

3.2 Funding Policy. The Plan Administrator shall, from time to time, establish a funding policy and method for the Plan which is consistent with the objectives of the Plan and the requirements of ERISA. The funding policy and method, as established and amended from time to time, shall be delivered in writing to the Fiduciary responsible for managing the investment of the Trust assets in order that it may coordinate the investment policies of the Trust with such funding policy and method. In making its determination of the amount of the contributions to be made to the Plan, the Plan Sponsor shall give due consideration to the Plan’s funding policy and method and to all statements, reports and recommendations of the Actuary. In no event, however, shall the contributions of the Plan Sponsor to the Plan for any Plan Year be less than the minimum amount required to meet the funding standards of ERISA.

3.3 No Participant Contributions. On and after July 1, 1994, no contributions by Participants shall be required or permitted under the Plan.

3.4 Valuation of Trust.

(a) Date for Valuation. Within ninety (90) days after any Valuation Date, the Trustee shall value the Trust on the basis of fair market values as of such Valuation Date.

(b) Instructions Regarding Valuation. If the Trustee, in making such valuations, shall determine that the Trust consists, in whole or in part, of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value of any Trust assets or liabilities is not readily available to the Trustee, the Trustee may request the Plan Administrator to instruct the Trustee as to such fair market value for all purposes under the Plan; and in such event the fair market value determined by the Plan Administrator shall be binding and conclusive. If the Plan Administrator fails or refuses to instruct the Trustee as to such fair market value within a reasonable time after receipt of the Trustee’s request, the Trustee shall take such action as it deems necessary or advisable to ascertain such fair market value, including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value determined by the Trustee shall be binding and conclusive.

3.5 Limitation on Deductibility of Contributions. In computing the amount of the Plan Sponsor’s deduction for contributions to this Plan for any fiscal year of the Plan Sponsor, no deduction shall be permitted for any benefits in excess of any limitation under Code Section 415 applicable to such benefits for such fiscal year.

ARTICLE 4

BENEFITS

4.1 Normal Retirement Benefit. The annual amount of the benefit payable to a Participant commencing on his Normal Retirement Date, when expressed in the form of an annuity for the life of the Participant, payable monthly, shall be calculated as follows:

(a) Effective on and after July 1, 1994 and except as provided in Subsections (b) or (c) hereof, the Normal Retirement Benefit shall be equal to the sum of Paragraphs (i), (ii) and (iii) hereof, less Paragraph (iv) hereof:

(i) For service prior to July 1, 1994,

(1) 1.30% of the Participant’s Final Average Rate of Compensation, up to one-twelfth (1/12) of the Participant’s Covered Compensation, multiplied by the Participant’s Benefit Service through June 30, 1994, up to a maximum of thirty-five (35) years, plus

(2) 1.75% of the Participant’s Final Average Rate of Compensation in excess of one-twelfth (1/12) of the Participant’s Covered Compensation multiplied by the Participant’s Benefit Service through June 30, 1994, up to a maximum of thirty-five (35) years.

(ii) For service after June 30, 1994,

(1) .75% of the Participant’s Final Average Rate of Compensation, up to one-twelfth (1/12) of the Participant’s Covered Compensation, multiplied by the difference between the Participant’s Benefit Service, up to a maximum of thirty-five (35) years, less the Benefit Service considered in Subsection (a)(i)(1), plus

(2) 1.20% of the Participant’s Final Average Rate of Compensation in excess of one-twelfth (1/12) of the Participant’s Covered Compensation, multiplied by the difference between the Participant’s Benefit Service up to a maximum of thirty-five (35) years, less the Benefit Service considered in Subsection (a)(i)(1).

(iii) The monthly amount of the larger of a Participant’s “preserved benefit” or “PRA benefit” (the benefit derived from his frozen “credit balance” shown in Appendix A) transferred to this Plan from the Del Monte Corporation Retirement Plan for Salaried Employees effective as of January 1, 1994, if any.

(iv) The monthly amount of the Participant’s Prior Plan Benefit, if any.

In no event will a Participant’s Accrued Benefit after June 30, 1994 be less than the Participant’s benefit accrued as of June 30, 1994 determined under the benefit formula in effect prior to July 1, 1994.

(b) For Participants who first participated in the Plan after March 31, 1991 and before July 1, 1994, the Normal Retirement Benefit shall be equal to the greatest of the amounts determined in Paragraphs (i), (ii) or (iii) hereof:

(i) Final Average Benefit Formula. A Participant’s Normal Retirement Benefit shall be equal to the amount determined in Subparagraph (1) hereof, less the sum of the amounts determined in Subparagraph (2), (3), and (4) hereof, plus the amount determined in Subparagraph (5) hereof, as follows:

(1) 1.75% of the Participant’s Final Average Rate of Compensation as of June 30, 1994 multiplied by the Participant’s Benefit Service as of June 30, 1994 up to a maximum of thirty-five (35) years;

(2) 1.42% of the Participant’s monthly Primary Social Security Benefit determined as of June 30, 1994 multiplied by the Participant’s Benefit Service as of June 30, 1994 up to a maximum of thirty-five (35) years;

(3) The amount of the Participant’s monthly benefit, if any, as earned under a qualified retirement plan (or plans) maintained by a past employer (or employers) acquired by the Prior Employer, to the extent such benefit is used to offset the Participant’s Prior Plan Benefit under Sections 3.1(C)(3) and 3.1(C)(4) of the Prior Plan;

(4) The monthly amount of the Participant’s Prior Plan Benefit, if any; plus

(5) The monthly amount of the larger of a Participant’s “preserved benefit” or “PRA benefit” (the benefit derived from his frozen “credit balance” shown in Appendix E) transferred to the Plan from the Del Monte Corporation Retirement Plan for Salaried Employees effective as of January 1, 1994, if any.

(ii) Post June 30, 1994 Formula. The amount determined under the formula described in Plan Section 4.1(a).

(iii) Accrued Benefit (Employee Portion). That portion of the Participant’s Accrued Benefit attributable to Employee Contributions, if any, which shall be equal to the Participant’s Employee Contribution Account as of the date of determination projected to Normal Retirement Age at an interest rate equal to the applicable interest rate under Code Section 417(e)(3), converted to a single life annuity commencing at the Participant’s Normal Retirement Age which is the Actuarial Equivalent (determined using the applicable factors in Section 1.2(a)) of the portion of the Participant’s Employee Contribution Account. For purposes of this paragraph (iii), the date of determination of a Participant who has experienced a Termination of Employment will be the date of the Participant’s Termination of Employment.

(c) For Participants who first participated in the Plan on or before March 31, 1991, the Normal Retirement Benefit shall be the greatest of the amounts determined in Paragraphs (i), (ii), (iii) or (iv) hereof:

(i) Career Average Formula. A monthly benefit equal to the sum of the amounts determined in Subparagraphs (1) and (2) hereof, less the amount determined in Subparagraph (3) hereof:

(1) An amount equal to 5 5/9% of the Participant’s Employee Contributions made to the Plan through March 31, 1991;

(2) An amount equal to one-twelfth (1/12) of the amount determined under Sections 3.1(A) and 3.1(B) of the Prior Plan as of August 31, 1987;

(3) The monthly amount of the Participant’s Prior Plan Benefit, if any.

(ii) Post June 30, 1994 Formula. The amount determined under the formula described in Plan Section 4.1(a) hereof.

(iii) Final Average Benefit Formula. The amount determined under the final average benefit formula described in Plan Section 4.1(b)(i).

(iv) Accrued Benefit (Employee Portion). That portion of the Participant’s Accrued Benefit attributable to Employee Contributions, if any, as determined under Plan Section 4.1(b)(iii).

(d) Notwithstanding anything in this Plan Section 4.1 to the contrary, a Participant’s Normal Retirement Benefit determined pursuant to this Plan Section shall not exceed an amount determined under the formula contained in this Plan Section, but in lieu of the Participant’s Final Average Rate of Compensation, the Participant’s Final Average Cap shall be substituted. For purposes of this paragraph, the “Final Average Cap” is, as of any date, one-twelfth of a Participant’s average Annualized Limit during a period of thirty-six (36) calendar months (or, if a Participant has less than thirty-six (36) calendar months of Benefit Service, such lesser Benefit Service) which immediately precedes and includes the calendar month during which such determination is made. For purposes of this paragraph, the “Annualized Limit” means:

(i) as of any date within a calendar year prior to January 1, 2007, the Participant’s Annual Rate of Compensation; and

(ii) as of any date within a calendar year after December 31, 2006, the annualized rate of an Employee’s Compensation on January 1, 2007, or, if later, the first January 1 the Employee earned Compensation, increased for subsequent calendar years by three percent (3%), compounded annually, through the January 1 of the calendar year containing the date for which the Annualized Limit is being determined.

(e) Notwithstanding anything in this Plan Section 4.1 to the contrary, the Accrued Benefit of the following Participants shall not increase over their Accrued Benefit determined as of January 31, 2008 based on the Final Average Rate of Compensation, Final Average Cap and Benefit Service as of January 31, 2008:

(i) any individual who became a Participant after December 31, 2006 because of

(1) a promotion to a position in which such individual is compensated by a Plan Sponsor on a salaried basis; or

(2) a transfer from an Affiliate which is not a Plan Sponsor to a salaried position with a Plan Sponsor, unless such Participant was actively participating in, and accruing benefits under, a defined benefit pension plan of such Affiliate as a salaried employee immediately prior to such transfer, and

(ii) any Participant who was an Employee prior to January 1, 2007, experienced a Termination of Employment with a Plan Sponsor and was rehired by a Plan Sponsor on or after January 1, 2007 and before February 1, 2008.

(f) Effective January 1, 2008, notwithstanding anything in this Plan Section 4.1 to the contrary, if the Plan’s Target Funding Percentage is less than sixty percent (60%) for any Plan Year, no benefits will accrue under the Plan as of the valuation date for such Plan Year, unless during such Plan Year, the Plan Sponsor makes a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to the amount sufficient to result in a Target Funding Percentage of sixty percent (60%) or greater. For purposes of this Subsection (f), no prefunding balance (as defined in Code Section 430(f)(6)) or funding standard carryover balance (as defined in Code Section 430(f)(7)) may be used to satisfy the contribution to the Trust described in the preceding sentence.

4.2 Early Retirement Benefit. A Participant who has attained his Early Retirement Age but has not attained Normal Retirement Age, may elect to retire on the first day of any month on or after the Participant’s attainment of Early Retirement Age, but prior to reaching a Normal Retirement Date, and receive an early retirement benefit, which shall be equal to the Participant’s Normal Retirement Benefit determined under Plan Section 4.1, reduced by 1/600th for each of the first sixty (60) months and 1/300th for each of the next sixty (60) months by which the Participant’s Annuity Starting Date precedes the Participant’s Normal Retirement Date.

4.3 Deferred Retirement Benefit.

(a) The retirement benefit of a Participant who experiences a Termination of Employment (or whose benefits commence pursuant to Section 7.11, if applicable) after his Normal Retirement Date shall be the greater of:

(i) his Normal Retirement Benefit but determined as of the Participant’s Termination of Employment (or such earlier date on which benefits commence under Section 7.11, if applicable); or

(ii) the Actuarial Equivalent of his Normal Retirement Benefit determined as of his Normal Retirement Date;

provided, however, that the Participant must begin to receive distribution of his Accrued Benefit no later than the Participant’s Required Beginning Date (or such earlier date on which benefits commence under Section 7.11, if applicable).

(b) Notwithstanding the foregoing, the Accrued benefit of a Participant (other than a Participant described in Section 1(b)(2) of Appendix B) who retires in a calendar year following the calendar year in which the Participant attains age 70 1/2 shall be increased until the Participant’s Required Beginning Date (or such earlier date on which benefits commence under Section 7.11, if applicable) to a benefit equal to (i) the Actuarial Equivalent of the Participant’s Accrued Benefit that would have been payable as of April 1 following the calendar year in which the Participant attained age 70 1/2 if benefits had commenced on that date; plus (ii) the Actuarial Equivalent of any additional Accrued Benefit earned after that date; less (iii) the Actuarial Equivalent of any distributions made with respect to the Participant’s Accrued Benefit after that date. To the extent permitted under Code Section 411(b)(1)(H), the related Treasury Regulations, and IRS Notice 97-75, such actuarial increase shall reduce the benefit accrual otherwise required under Code Section 411(b)(1)(H)(i).

4.4 Disability (Continuance of Participation). If a Participant experiences a Termination of Employment with a Plan Sponsor due to a Disability after completion of ten (10) or more years of Benefit Service, the Participant may continue to participate in this Plan as described herein.

(a) In lieu of entitlement to a vested deferred benefit pursuant to Plan Section 4.5 herein, the Participant may file a request with the Plan Administrator to be treated as if the Participant had not experienced a Termination of Employment with the Plan Sponsor. If the Plan Administrator determines that the Participant is subject to a Disability, the Participant shall continue to accrue Benefit Service.

(b) In the event of the occurrence of any of the events described in this Subsection (b), a Participant shall no longer be considered to be subject to a Disability and a Termination of Employment shall be deemed to occur (unless the Participant returns to active employment with a Plan Sponsor within fifteen (15) days of the occurrence of the event):

(i) the Participant engages in any substantial gainful activity, except for such activity as the Plan Administrator finds to be for the primary purpose of rehabilitation, or which is not incompatible with the condition causing such Disability;

(ii) in the opinion of the Plan Administrator based on the findings of a medical examination by a physician appointed by the Plan Administrator, the Participant has sufficiently recovered from such Disability to be able to return to employment with the Plan Sponsor;

(iii) the Participant refuses to undergo medical examination requested by the Plan Sponsor to verify the Participant’s Disability; provided, however, that a medical examination may not be required more than two times in any Plan Year;

(iv) the Participant makes an irrevocable election to be treated as having incurred a Termination of Employment with the Plan Sponsor as of a specified date; or

(v) the Participant attains Normal Retirement Age.

(c) If a Participant is deemed to have experienced a Termination of Employment with the Plan Sponsor as described in Subsection (b), the Participant shall be entitled to a benefit under Plan Section 4 for which Participant is otherwise then eligible. In determining such benefit, the Participant’s Final Average Rate of Compensation, Final Average Cap, and the Participant’s Primary Social Security Benefit shall be determined as of the date the Participant is determined to be subject to a Disability.

4.5 Vested Deferred Benefit.

(a) A Participant who is fully vested in his Accrued Benefit pursuant to Plan Section 5.1 upon Termination of Employment shall be eligible to receive a vested deferred benefit in an amount equal to the benefit determined under Plan Section 4.1 as of the Participant’s date of Termination of Employment which shall be payable upon the Participant’s attainment of Normal Retirement Age.

(b) If a Participant who experiences a Termination of Employment and was fully vested in his Accrued Benefit upon Termination of Employment attains Early Retirement Age, but has not attained Normal Retirement Age, the Participant may elect to commence receipt of his vested Accrued Benefit as of the first day of any month after attaining Early Retirement Age but prior to the Participant’s Normal Retirement Age, and receive a monthly benefit as determined in Subsection (a) hereof, reduced by 1/600th for each of the first sixty (60) months and 1/300th for each of the next sixty (60) months by which the Participant’s Annuity Starting Date precedes the Participant’s Normal Retirement Date.

4.6 USERRA. Notwithstanding any provision of the Plan to the contrary, benefits and service credit with respect to qualified military service will be provided, and a Participant’s Compensation will be determined, in accordance with, and as required by, Section 414(u) of the Code.

ARTICLE 5

VESTING

5.1 Vesting. Subject to the limitations contained in this Article 5, a Participant’s Accrued Benefit shall vest according to the following schedule:

Years of Vesting Service	Vested Percentage
Less than 5	0%
5 or more	100%

Notwithstanding the foregoing, a Participant shall always be 100% vested in the portion of his Accrued Benefit attributable to his Employee Contributions. Notwithstanding any of the foregoing to the contrary, a Participant’s Accrued Benefit shall be fully vested if he is employed with a Plan Sponsor or an Affiliate upon his attainment of Early Retirement Age or Normal Retirement Age.

5.2 Changes to Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Accrued Benefit accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment, unless after the amendment, any such Participant’s nonforfeitable percentage at any time cannot be less than the Participant’s nonforfeitable percentage determined without regard to such amendment.

ARTICLE 6

DEATH BENEFITS

6.1 Death After Commencement of Benefits. Subject to the provisions of Plan Section 6.5, in the case of a Participant who was receiving payment of his Accrued Benefit, the amount to be paid to the Spouse or other Beneficiary upon the Participant’s death will be determined under the form of distribution previously elected by the Participant. Notwithstanding the foregoing:

(a) if a Participant is unmarried on the date of his death, payment of his Accrued Benefit has commenced in the form of a single life annuity, and upon his death, the total amount of payments made is less than the value of the Participant’s Employee Contribution Account determined as of the date payment of the Participant’s Accrued Benefit commenced, then a single sum payment equal to the difference shall be paid to the Participant’s Beneficiary.

(b) if payment of a Participant’s Accrued Benefit has commenced in the form of a Qualified Joint and Survivor Annuity, and upon the death of the Participant and his Spouse, the total amount of payments to both individuals made is less than the value of the Participant’s Employee Contribution Account determined as of the date payment of his Accrued Benefit commenced, then a single sum payment equal to the difference shall be paid to the Beneficiary of the last to die of either the Participant or the Spouse.

(c) if payment of the Participant’s Accrued Benefit has commenced to the Participant’s Spouse in the form of a Qualified Preretirement Survivor Annuity, and upon the death of the Spouse, the total amount of payments made is less than the value of the deceased Participant’s Employee Contribution Account determined as of the date payment of the Qualified Preretirement Survivor Annuity commenced, then a single sum payment equal to the difference shall be paid to the Spouse’s Beneficiary.

6.2 Death Before Commencement of Benefits.

(a) If a married Participant dies after having attained Normal Retirement Age but before commencement of payment of benefits, the amount to be paid to the Participant’s Spouse shall be the survivor portion of the Participant’s vested Accrued Benefit, in the form elected by such Participant before the Participant’s Termination of Employment. In the event such a Participant did not elect a form of payment before Termination of Employment, the amount to be paid to the Participant’s Spouse shall be the survivor portion of the Participant’s vested Accrued Benefit as if the benefit were payable in the form of a Qualified Joint and Survivor Annuity.

(b) If a married Participant dies prior to attaining Normal Retirement Age and is entitled to a vested interest in his Accrued Benefit (whether attributable to Plan Sponsor contributions, Employee Contributions, or both), then the Participant’s Spouse shall receive the Qualified Preretirement Survivor Annuity.

(c) If a Participant is unmarried at the time of his death, the Participant’s Beneficiary shall be entitled to receive the value of the Participant’s Employee Contribution Account, if any, determined as of the date of the Participant’s death in a single sum payment as soon as practicable following the Participant’s death.

(d) If a Participant is married at the time of his death, but both the Participant and his Spouse die before the portion of the Participant’s Accrued Benefit attributable to his Employee Contributions has been entirely distributed, then the Participant’s Beneficiary shall be entitled to receive the value of the Participant’s Employee Contribution Account, if any, determined as of the date of the Spouse’s death in a single sum payment as soon as practicable following the Spouse’s death.

6.3 Qualified Preretirement Survivor Annuity. Upon the death of a Participant who is vested in any portion of his Accrued Benefit, and who has a Spouse, the death benefits to such Spouse will be paid as follows:

(a) Death After Earliest Retirement Age. If the Participant dies after reaching his Earliest Retirement Age, the Participant’s Spouse shall receive the greater of:

(i) forty-five percent (45%) of the Participant’s Accrued Benefit determined as of the date of death, reduced by one-tenth of one percent (.10%) for each month that the Spouse’s age is more than sixty (60) months less than the age of the Participant as of the Participant’s date of death; or

(ii) a Qualified Preretirement Survivor Annuity equal to the same benefit that would have been payable to the Spouse if the Participant had retired on the day before his death (or his actual date of Termination of Employment, if earlier) and elected to receive his Accrued Benefit in the form of a Qualified Joint and Survivor Annuity on the day before the Participant’s death, including any reduction for early commencement as provided in Plan Section 4.2.

Payments to the Spouse shall commence on the date that would have been the Participant’s Normal Retirement Date unless the Spouse elects, in the time and manner designated by the Plan Administrator, to commence payment as of the first day of the month coinciding with or next following the date of the Participant’s death or any month thereafter, subject to Appendix C.

(b) Death Before Earliest Retirement Age. If the Participant dies on or before reaching his Earliest Retirement Age, the Participant’s Spouse shall receive a Qualified Preretirement Survivor Annuity equal to the same benefit that would have been payable to the Spouse (including the reduction for early commencement pursuant to Plan Section 4.2) if the Participant had:

(i) experienced a Termination of Employment on the date of his death (or on his actual date of Termination of Employment, if earlier);

(ii) survived to his Earliest Retirement Age;

(iii) elected to commence receipt of his Accrued Benefit in the form of a Qualified Joint and Survivor Annuity at his Earliest Retirement Age; and

(iv) died on the day after his Earliest Retirement Age.

Payments to the Spouse shall commence on the date that would have been the Participant’s Normal Retirement Date unless the Spouse elects, in the time and manner designated by the Plan Administrator, to commence payment as of the first day of the month coinciding with or next following the date the Participant would have attained his Earliest Retirement Age or any month thereafter, subject to Appendix C.

(c) Notwithstanding the foregoing, a Spouse who is entitled to payment of a Qualified Preretirement Survivor Annuity may elect to receive a single sum payment equal to the value of the Participant’s Employee Contribution Account determined as of the date of the Participant’s death. If such a payment is elected, the amount of the Qualified Preretirement Survivor Annuity payable to the Spouse shall be adjusted to reflect such payment.

For purposes of this Section 6.3, “Earliest Retirement Age” means the earliest date under the Plan on which the Participant may begin to receive distribution of his vested Accrued Benefit.

6.4 Proof of Death: Tax Returns. Upon the death of a Participant, the Plan Administrator may require the personal representative of the Participant’s estate or the Beneficiary to furnish proof of death and such tax release forms as are deemed appropriate by the Plan Administrator prior to making any payment of death benefits.

6.5 Proof of Surviving Spouse or Beneficiary. The Plan Administrator shall withhold and shall not authorize the distribution of death benefits until such time as the Plan Administrator can determine the existence or identity of a Spouse or any other non-spouse Beneficiary. If the Plan Administrator cannot determine to its reasonable satisfaction the identity of the person or persons to whom such death benefits should be distributed within a reasonable time after the date of death of the Participant, then the Plan Administrator shall not authorize the distribution of such death benefits but shall hold such death benefits in trust until the identity of the Spouse or other Beneficiary is finally determined. If necessary, the Plan Administrator shall file a complaint for interpleader and declaratory relief requesting that the court determine the identity of any persons who are entitled to payment of such benefits.

6.6 Payment of Death Benefits Subject to Rules of Article 7. Payments under this Article 6 are subject to the applicable rules of Article 7 of the Plan.

6.7 Death Benefits under USERRA. Effective January 1, 2007, in the case of a Participant who dies while performing “qualified military service” (as defined in Code Section 414(u)(5)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan, if any, had the Participant resumed and then terminated employment on account of death.

ARTICLE 7

GENERAL RULES ON DISTRIBUTIONS

7.1 Normal Form of Retirement Benefit. A Participant who retires under the Plan or commences payment pursuant to Section 4.3 or 7.11, if applicable, shall receive his vested Accrued Benefit in the Normal Form of Benefit, unless he has filed a written election, on forms provided by the Plan Administrator, during the Applicable Election Period to receive an optional form of payment pursuant to Plan Section 7.5.

7.2 Notice of Requirements. The Plan Administrator shall furnish to the Participant a written explanation of:

(a) the terms and conditions of the Normal Form of Payment and the Qualified Optional Survivor Annuity;

(b) the Participant’s right to make, and the effect of, an election not to receive the Normal Form of Payment;

(c) the rights of the Participant’s Spouse as described below; and

(d) the right to make and the effect of an election pursuant to this paragraph.

The written explanation shall be provided to the Participant during the Applicable Election Period. A Participant may elect to waive the requirement that the written explanation be provided at least thirty (30) days prior to commencement of payments, provided that the first payment from the Fund occurs more than seven (7) days from the date the explanation is received by the Participant.

7.3 Waiver Election. The Participant may elect during the Applicable Election Period not to receive the Normal Form of Payment or Qualified Preretirement Survivor Annuity by execution and delivery to the Plan Administrator of a form provided for that purpose by the Plan Administrator. In the event the Participant waives the minimum 30-day requirement for the written explanation, the Applicable Election Period shall not end before the period ending thirty (30) days after the Participant receives the written explanation. Notwithstanding the foregoing, if the Participant receives the written explanation of the Normal Form of Payment and affirmatively elects a form of distribution, the payments from the Fund may commence less than thirty (30) days after the Participant receives the written explanation provided that the Participant may revoke the affirmative distribution election until the later of the time payments from the Fund are to begin or the expiration of the 7-day period which begins on the day after the Participant receives the written explanation.

7.4 Spousal Consent. In the case of a married Participant, no election (other than an election to receive a Qualified Optional Survivor Annuity or a 100% joint and survivor annuity under Section 7.5(c)) shall be effective unless:

(a) the Spouse of the Participant consents in writing to the election and the consent acknowledges the effect of the election (including, if applicable, the identity of any Beneficiary or other designated joint annuitant other than the Participant’s Spouse and the alternate form of payment) and is witnessed by a notary public, or

(b) it is established to the satisfaction of the Plan Administrator that the consent required pursuant to Plan Section 7.4(a) may not be obtained because there is no Spouse, the Spouse cannot be located, the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a “qualified domestic relations order” (as defined in Code Section 414(p)) provides otherwise, or of any other circumstances as permitted by regulations promulgated by the Department of the Treasury. If the Spouse is legally incompetent to give consent, consent by the Spouse’s legal guardian shall be deemed to be consent by the Spouse.

Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to that Spouse. If an election is made, the Participant’s vested Accrued Benefit shall be paid in the alternate form of payment chosen by the Participant by written instrument delivered to the Plan Administrator. Any waiver of a Qualified Preretirement Survivor Annuity made prior to the first day of the Plan Year in which the Participant attains age 35 shall become invalid as of the first day of the Plan Year in which the Participant attains age 35 and a Qualified Preretirement Annuity shall be provided, unless a new waiver is obtained. The Participant may revoke any election not to receive payment in the Normal Form of Payment at any time prior to commencement of payments from the Fund, and may make a new election at any time prior to the commencement of payments from the Fund.

7.5 Alternate Forms of Benefit Payments. Subject to the requirements of Plan Sections 7.3 and 7.4, a Participant may elect to have his vested Accrued Benefit distributed in one of the following ways, each of which shall be the Actuarial Equivalent of the Participant’s vested Accrued Benefit.

(a) Single Life Annuity. An annuity providing for the payment to a Participant of an annuity for the Participant’s lifetime only.

(b) 75% Joint and Survivor Annuity (a.k.a. Qualified Optional Survivor Annuity). An immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s Spouse with payments equal to seventy-five percent (75%) of the amount of the payments made during the Participant’s lifetime.

(c) 100% Joint and Survivor Annuity. An immediate annuity for the life of the Participant, with a survivor annuity for the life of the Participant’s Spouse with payments equal to one hundred percent (100%) of the payments made during the Participant’s lifetime.

(d) 10-Year Certain and Life Annuity. An immediate annuity for the life of the Participant, whereby if the Participant dies before receiving one hundred and twenty (120) monthly payments, such payments shall continue in equal amount to the Participant’s Beneficiary until a total of one hundred twenty (120) payments have been made to the Participant and the Beneficiary.

(e) Lump Sum Payment for Former Del Monte Employees. In the case of a Former Del Monte Employee, the portion of his Accrued Benefit transferred from the Del Monte Corporation Retirement Plan for Salaried Employees (the “Del Monte Plan”) to this Plan as of December 22, 1993 may be paid to the Participant in a single lump sum payment as soon as administratively feasible following the Former Del Monte Participant’s Termination of Employment in an amount equal to the greatest of the following:

(i) The Participant’s “credit balance” under the Del Monte Plan, frozen as of December 31, 1993, increased with interest as if credited monthly, in accordance with Section 4.04(e)(v) of the Ninth Amendment of the Del Monte Plan.

(ii) The present value of the Participant’s “PRA benefit” (the benefit derived from his frozen “credit balance”) shown in Appendix E. The present value under this Paragraph (ii) shall be determined based upon the applicable interest rate in Section 1.2(a) and on the UP-1984 Mortality Table for post-retirement mortality. No mortality shall be assumed for preretirement.

(iii) The present value of the “preserved benefit” as described in Article VIII of the Del Monte Plan. For purposes of determining the present value of a lump sum distribution under this Section, the following conditions shall apply:

(1) The present value of a Participant’s “preserved benefit” shall be determined based upon the UP-1984 Mortality Table and the applicable interest rate in Section 1.2(a).

(2) If the present value of the “preserved benefit” determined in (1) exceeds $25,000, the present value of the “preserved benefit” shall be based upon the UP-1984 Mortality Table and one hundred twenty percent (120%) of the applicable interest rate in Section 1.2(a), but in no event shall the present value of such “preserved benefit” be less than $25,000.

(3) The value of any early retirement subsidy under a Participant’s “preserved benefit” shall not be included.

(4) This Paragraph (iii) does not apply to a Former Del Monte Participant who experiences a Termination of Employment prior to attaining age 50 and completing five (5) years of Vesting Service.

Notwithstanding the foregoing, no lump sum benefit shall be payable under this Subsection if a Former Del Monte Participant defers receipt of his retirement benefit under the Plan.

(f) Lump Sum Option for Small Payments. With respect to a Participant whose distributable Accrued Benefit in any of the annuity forms of distribution available under this Plan is not more than fifty dollars ($50) per month, a single lump sum distribution which is the Actuarial Equivalent of the Participant’s Accrued Benefit determined in accordance with the following provisions:

(i) For a Participant entitled to a benefit under Plan Section 4.1, 4.2 or 4.3, the lump sum distribution shall be based on the present value of the Participant’s Accrued Benefit payable immediately; and

(ii) For a Participant who experiences a Termination of Employment with a vested deferred benefit under Section 4.5, the lump sum distribution shall be based on the present value of the Participant’s Accrued Benefit as if such benefit is payable when the Participant attains age 65.

7.6 Cancellation of Elections.

(a) An election by the Participant to receive the Qualified Optional Survivor Annuity or one hundred percent (100%) joint and survivor annuity described in Section 7.5(c), as applicable, shall automatically be cancelled if:

(i) the Participant dies prior to the Annuity Starting Date;

(ii) the Participant’s Spouse dies prior to the Annuity Starting Date; or

(iii) the Participant revokes his election of such form of payment at least sixty (60) days prior to the Annuity Starting Date.

(b) An election by the Participant to receive the ten year certain and life annuity described in Section 7.5(d) shall automatically be cancelled if:

(i) the Participant dies prior to the Annuity Starting Date;

(ii) the Participant revokes his election of such form of payment at least sixty (60) days prior to the Annuity Starting Date;

(iii) the Participant is unmarried at the time of his previous election and marries prior to the Annuity Starting Date; or

(iv) the Participant, prior to the Annuity Starting Date, marries a spouse who is not the Spouse who provided spousal consent pursuant to Plan Section 7.4 with respect to the Participant’s previous election of the ten year certain and life annuity.

7.7 Distributions Where Consent of Participant (and Spouse) Are Required. If the Actuarial Equivalent present value of the Participant’s vested Accrued Benefit is greater than $1,000, no distribution of the Participant’s Accrued Benefit shall be made prior to the Participant’s Normal Retirement Age without the consent of the Participant, and if applicable, his Spouse.

7.8 Cash-Out Provisions. Notwithstanding anything in this Article 7 to the contrary, if the Actuarial Equivalent present value of a Participant’s vested Accrued Benefit is equal to or less than $1,000, or of a death benefit payable to a Beneficiary is equal to or less than $5,000, such benefit shall be immediately distributed in a single lump sum payment as soon as administratively practicable after the Participant or Beneficiary is eligible for a distribution. For purposes of this Section, if the Actuarial Equivalent present value of a Participant’s vested Accrued Benefit is zero, such Participant shall be deemed to have received a distribution of such vested Accrued Benefit. Notwithstanding any provision to the contrary, no cash-out of a Participant’s vested Accrued Benefit will occur after the Annuity Starting Date without the written consent of both the Participant and the Participant’s Spouse.

7.9 Commencement of Benefits. Except as provided in Plan Section 6.5, distribution of the Participant’s vested Accrued Benefit to the Participant shall be made pursuant to this Article; provided, however, that unless the Participant (and, if applicable, his Spouse) elects to the contrary, such distribution must be made or commence no later than sixty (60) days following the close of the Plan Year in which the Participant attains Normal Retirement Age or experiences a Termination of Employment, whichever is later. Notwithstanding anything to the contrary contained herein, distribution to any Participant of his Accrued Benefit shall commence not later than the Required Beginning Date.

7.10 Reemployment and Suspension of Benefits. Subject to Section 7.11:

(a) If a Participant with a vested Accrued Benefit has a Termination from Employment, elects to receive payment of such benefit prior to attaining Normal Retirement Age, and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to attaining Normal Retirement Age, benefits in pay status to such Participant shall cease during the period of reemployment. Upon the Participant’s subsequent Termination of Employment, the Accrued Benefit of such a Participant shall be determined based on all of the Participant’s years of Benefit Service and shall be reduced by the Actuarial Equivalent (determined using the mortality table and interest rate set forth in Section 1(b)(1)(A) of Appendix A) of benefit payments received by the Participant prior to reemployment.

(b) If a Participant who has commenced to receive payment of his Accrued Benefit is reemployed in ERISA 203(a)(3)(B) service by a Plan Sponsor or an Affiliate on or after Normal Retirement Age, or if a Participant continues in employment with a Plan Sponsor or an Affiliate in ERISA 203(a)(3)(B) service after Normal Retirement Age, payment of the Participant’s Accrued Benefit shall be suspended during the period of reemployment or continued employment, as applicable. Thereafter, the amount of the Accrued Benefit shall be determined and paid under the applicable Section hereof as if the Participant were then first to incur a Termination of Employment, reduced by the Actuarial Equivalent (determined using the mortality table and interest rate set forth in Section 1(b)(1)(A) of Appendix A) value of the portion, if any, of his Accrued Benefit distributed previously, provided that, in the case of a reemployed Participant, the amount of any such redetermined payment (other than a lump sum) shall not be less than the amount of the payment at the time of reemployment expressed in the same form of payment and with respect to the same Spouse or other designated joint annuitant, if relevant, in determining the amount of payment. For this purpose, “ERISA 203(a)(3)(B) service” means each calendar month during which the Participant completes at least 40 Hours of Service with the Plan Sponsor or an Affiliate.

(c) A Participant who has a Termination of Employment before attaining Normal Retirement Age and whose payment of benefits is suspended pursuant to this Section shall, upon his subsequent Termination of Employment, be given a new opportunity to elect a form of payment under this Article 7. A Participant who has a Termination of Employment after attaining Normal Retirement Age and whose payment of benefits is suspended pursuant to this Section shall, upon his subsequent Termination of Employment, receive his benefits in the form elected upon his prior Termination of Employment.

(d) Notwithstanding anything to the contrary contained in this Section, any ancillary benefits (including, without limitation, any social security supplements) that are suspended by operation of this Section shall not be subject to adjustment or increase as provided in this Section, but shall be paid upon the Participant’s Termination of Employment following rehire, if at all, in accordance with the applicable provisions of the Plan in effect on such Termination of Employment.

7.11 In-Service Distributions after Normal Retirement Age. Notwithstanding anything in this Article 7 to the contrary, if an actuarial increase to the Participant’s Accrued Benefit,

attributable to the Participant’s continuation of employment beyond Normal Retirement Age, is reasonably anticipated by the Plan Administrator to exceed the limitation on benefits in Section 1(a)(2) of Appendix A, then, commencing as of the first day of the calendar month immediately preceding the date such limitation is anticipated to be exceeded, the Plan Administrator shall commence benefit payments to the Participant in any form selected pursuant to Section 7.5; provided, however, if determination that the limitation on benefits in Section 1(a)(2) of Appendix A would be exceeded is not made sufficiently in advance of the Annuity Starting Date, payment to the Participant shall be in the form of a Normal Form of Payment. In that event, at any time after such payments have commenced and prior to his Termination of Employment, the Participant may make a one-time election for any optional form of payment permitted under Section 7.5, with the consent of the Participant’s Spouse, if applicable, determined as of the Annuity Starting Date. The amount of the benefit payments shall be adjusted annually thereafter to reflect any increase in the Participant’s Accrued Benefit resulting from the continuation of the Participant’s employment with the Plan Sponsor.

7.12 Reemployment Without Benefit Commencement. Participants who are reemployed by a Plan Sponsor, who previously experienced a Termination of Employment with vested Accrued Benefits and who have not received any benefits under this Plan shall be entitled to receive the greater of the following:

(a) The sum of:

(i) The benefits from the previous employment period calculated using the benefit formula and years of Benefit Service for the applicable previous employment period; plus

(ii) The benefits from the latest employment period calculated using only years of Benefit Service for the latest employment period; or

(b) An amount based on the provisions of Article 4 for the total years of Benefit Service during all employment periods.

7.13 Limitation on Benefits. No benefits are payable under the Plan on behalf of a Participant who does not have a vested interest in his Accrued Benefit. Furthermore, except as provided in Article 6 of the Plan, no benefits shall be payable under this Plan in the event of the death of a Participant.

7.14 Limitation on Benefit Accrual Upon Reemployment. If a terminated Participant is re-employed by a Plan Sponsor, then, all of the Participant’s Benefit Service before his reemployment shall be considered as Benefit Service after his reemployment for the purpose of determining the Participant’s Accrued Benefit under the Plan derived from Plan Sponsor contributions subsequent to the date he first performs an Hour of Service following his reemployment. If the Participant had received a distribution of all or a portion of his then Accrued Benefit, the Participant’s Normal Retirement Benefit shall be reduced by the Actuarial Equivalent of the amount of the distribution he received.

7.15 Non-Liability. Any payment to a person, or to the legal representative of a person in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Plan Administrator and the Plan Sponsor, any of whom may require such person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Plan Administrator, or the Plan Sponsor, as the case may be. The Plan Sponsor does not guarantee the Trust or any person entitled to a benefit under the Plan against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable under this Plan shall be paid or provided solely from the Trust, and the Plan Sponsor does not assume any liability or responsibility for payment of such benefits.

7.16 Restrictions on Top Twenty-Five. Notwithstanding anything to the contrary contained in this Article 7, the annual payments to a Participant who is among the twenty-five (25) active highly compensated employees or former “highly compensated employees” (within the meaning of Code Section 414(q)) who receive during the most recent Plan Year or any prior Plan Year the greatest Compensation (determined without regard to the Annual Compensation Limit) shall not exceed an amount equal to the payments that would be made on behalf of the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and “other benefits.” For purposes of this Section, “other benefits” includes loans in excess of the amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Participant, and any death benefit which is payable from the Plan not provided for by insurance on the Participant’s life. The restrictions of this Section will not apply, however, if:

(a) after payment to a Participant described in this Section of all “other benefits” described above, the value of the Fund equals or exceeds 110% of the value of the Plan’s current liabilities, as defined in Code Section 412(l)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(b) the value of the “other benefits” described above for a Participant described in this Section is less than one percent (1%) of the value of the Plan’s current liabilities, as defined in Code Section 412(l)(7) or any successor provision pursuant to Treasury Regulations under Code Section 401(a)(4);

(c) the value of the benefits payable to or on behalf of a Participant described above does not exceed the amount described in Code Section 411(a)(ii)(A); or

(d) the Participant provides the Plan with adequate security or a bond to guarantee repayment of any amounts necessary for the distribution of assets on Plan termination to satisfy Code Section 401(a)(4) and Treasury Regulation Section 1.401(a)(4)-5(b) in such form and in such manner as required in rulings of the Secretary of the Treasury.

7.17 Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article 7, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least

$200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the Actuarial Equivalent present value of the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

(a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) the Distributee, after receiving the notice, affirmatively elects a distribution.

7.18 Limitations on Accelerated Benefit Distributions. Notwithstanding any provision of the Plan to the contrary:

(a) If the Plan’s Target Funding Percentage for any Plan Year is less than sixty percent (60%), the Plan shall not make any Prohibited Payment after the valuation date for such Plan Year.

(b) If the Plan’s Target Funding Percentage is at least sixty percent (60%), but less than eighty percent (80%), the Plan may not make any Prohibited Payment after the valuation date for such Plan Year to the extent the amount of such Prohibited Payment exceeds the lesser of:

(i) fifty percent (50%) of the amount of the payment which could be made without regard to this Subsection (b); or

(ii) the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code Section 417(e)) of the maximum guarantee with respect to the participant under ERISA Section 4022;

provided, however, that only one payment under this Subsection (b) may be made to a Participant and his Beneficiary and his “alternate payee” (as defined in Code Section 414(p)) under a “qualified domestic relations order” (as defined in Code Section 414(p)) with respect to such Participant’s Accrued Benefit for any period of consecutive Plan Years to which the limitation of this Subsection (b) applies. The allocation of the payment among the Participant, his Beneficiary, and his alternate payee shall be in the same manner as the allocation of the Accrued Benefit unless the qualified domestic relations order provides otherwise.

(c) If the Plan Sponsor is a debtor in a case under Title 11 of the United States Code or similar Federal or state law, the Plan may not pay any Prohibited Payment until either (i) the Plan Sponsor ceases to be a debtor in any such case or (ii) the Actuary certifies that the Target Funding Percentage of the Plan is not less than one hundred percent (100%).

(d) For purposes of this Section, a “Prohibited Payment” means:

(i) Any payment in excess of the monthly amount paid under a single life annuity (plus any social security supplements described in the last sentence of Code Section 411(a)(9)), to any Participant or Beneficiary whose Annuity Starting Date occurs during any period that a limitation under this Section is in effect;

(ii) Any payment for the purchase of an irrevocable commitment from an insurer to pay benefits; or

(iii) Any other payment specified in regulations issued by the Secretary of the Treasury under Code Section 436(d)(5)(C).

7.19 Limitation on Unpredictable Contingent Event Benefits. Notwithstanding anything in the Plan to the contrary:

(a) If a Participant is entitled to an Unpredictable Contingent Event Benefit that is payable in a Plan Year, such benefit will not be provided to the Participant if the Target Funding Percentage for such Plan Year either

(i) is less than sixty percent (60%); or

(ii) would be less than sixty percent (60%) taking into account the payment of such benefit.

(b) Notwithstanding the foregoing, Subsection (a) of this Section will not apply for any Plan Year (effective as of the first day of such Plan Year), upon payment by a Plan Sponsor of a contribution (in addition to any minimum required contribution for the Plan Year) equal to:

(i) In the case of Paragraph (a)(i) of this Section, the amount of the increase in the funding target of the Plan (pursuant to Code Section 430) for the Plan Year attributable to the Unpredictable Contingent Event Benefit; or

(ii) In the case of Paragraph (a)(ii) of this Section, the amount sufficient to result in a funding target attainment percentage (as defined in Code Section 430(d)(2)) of at least sixty percent (60%).

(c) For purposes of this Section, “Unpredictable Contingent Event Benefit” is any benefit payable solely by reason of:

(i) a plant shutdown or similar event, as determined by the Secretary of the Treasury; or

(ii) any event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

ARTICLE 8

ADMINISTRATION OF THE PLAN

8.1 Trust Agreement. The Primary Sponsor shall enter into a Trust agreement to establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust agreement shall form a part of the Plan and is incorporated herein by reference.

8.2 Operation of the Plan Administrator. The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator. If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation of the Plan Administrator, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

8.3 Fiduciary Responsibility.

(a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

(b) The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary’s responsibilities under the Plan. Charges for all such services performed and advice rendered may be paid from the Fund to the extent permitted by ERISA.

(c) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney’s fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.

8.4 Duties of the Plan Administrator.

(a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

(b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all parties, including, without limitation, Employees, Eligible Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

(c) The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

(d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

8.5 Investment Manager. The Primary Sponsor may, by action in writing provided to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

8.6 Investment Committee. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

8.7 Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by persons duly authorized by the Plan Sponsor, except, subject to Plan Sections 13.1 and 13.2, amendments to, termination of, or termination of a Plan Sponsor participation in, the Plan or the Trust, or the determination of the basis of any Plan Sponsor contributions, may be made only to the extent authorized by written resolution or written direction of the board of directors or appropriate governing body. Nothing herein shall be construed to prohibit the board of directors or appropriate governing body from delegating to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction.

8.8 Corrective Action. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective contributions, allocations, or distributions or take any other corrective action required to comply with, or otherwise permitted by, any program provided pursuant to applicable law, including without limitation the Employee Plans Compliance Resolution System or any successor guidance.

ARTICLE 9

CLAIMS REVIEW PROCEDURE

9.1 Notice of Denial. If a Participant (or other person entitled to file a claim for benefits under ERISA) (a “claimant”) is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant’s Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day or 45-day period, as applicable. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant’s Disability) from the end of such initial period. With respect to a claim for benefits due to the Participant’s Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

9.2 Contents of Notice of Denial. If a claimant is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

(a) the specific reasons for the denial;

(b) specific references to the pertinent provisions of the Plan on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation of the Plan’s claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(e) in the case of a claim for benefits due to a Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(f) in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

9.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

(a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant’s Disability);

(b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

(c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

(d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

9.4 Application for Review.

(a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

(b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant’s Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

(i) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(ii) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

9.5 Hearing. Upon receiving a written application for review, the Plan Administrator or Appeals Fiduciary, as applicable, may schedule a hearing for purposes of reviewing the claimant’s claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

9.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

9.7 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

9.8 Decision on Review. No later than sixty (60) days (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant’s Disability) after the date of receipt of the written application for review. If the Plan Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant’s Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

(a) the specific reasons for the decision;

(b) specific references to the pertinent provisions of the Plan on which the decision is based;

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d) a statement describing any available voluntary appeal procedures (if any) and of the claimant’s right to obtain information about such procedures as required by ERISA and a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(e) in the case of a claim for benefits due to the Participant’s Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(f) in the case of a claim for benefits due to a Participant’s Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(g) in the case of a claim for benefits due to a Participant’s Disability, a statement regarding the availability of other voluntary alternative dispute resolution options.

ARTICLE 10

MISCELLANEOUS

10.1 Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a distribution made pursuant to a “qualified domestic relations order” (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order provided that such distribution is not made prior to the earliest date under the Plan on which the Participant may begin to receive distribution of his vested Accrued Benefit. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith.

10.2 Exceptions to Anti-Alienation. Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

(a) such Participant is ordered or required to pay the Plan in accordance with the following:

(1) a judgment or conviction for a crime involving the Plan;

(2) a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

(3) a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

(b) the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant’s benefits under the Plan.

10.3 Minors and Incompetents. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

10.4 Missing Participants. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan provisions except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participant.

ARTICLE 11

PROHIBITION AGAINST DIVERSION

At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

ARTICLE 12

LIMITATION OF RIGHTS

Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

ARTICLE 13

AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST

13.1 Right of Primary Sponsor to Amend or Terminate.

(a) The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that:

(i) the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor;

(ii) the duties or liabilities of the Trustee shall not be increased without its written consent; and

(iii) no amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become vested and nonforfeitable may take effect in any Plan Year if the Target Funding Percentage for the Plan Year is either:

(A) less than eighty percent (80%); or

(B) eighty percent (80%) or more, but would be less than eighty percent (80%) if the benefits attributable to the amendment were taken into account in determining the Target Funding Percentage;

provided, however, that the restriction in this Paragraph (iii) shall not apply (x) as of the later of the first day of the Plan Year or the effective date of the amendment upon payment by the Plan Sponsor of a contribution to the Trust (in addition to any minimum required contribution under Code Section 430) equal to, in the case of Subparagraph (A), the amount of the increase in the funding target of the Plan (under Code Section 430) for the Plan Year attributable to the amendment, or in the case of Subparagraph (B), the amount sufficient to result in a Target Funding Percentage of eighty percent (80%) or greater; or (y) to an amendment that increases benefits under a formula that is not based on a Participant’s compensation, but only if the rate of increase in benefits does not exceed the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(b) No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust.

13.2 Right of Plan Sponsor to Terminate Participation. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor shall not be a termination as to any other Plan Sponsor.

13.3 Plan Termination.

(a) If the Plan is terminated by the Primary Sponsor, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the purpose of paying benefits to Participants and Beneficiaries and the Accrued Benefit of each affected Participant shall be fully vested and nonforfeitable to the extent then funded, notwithstanding the provisions of Plan Section 5.1.

(b) In the event of the partial termination of the Plan, each affected Participant’s Accrued Benefit shall be fully vested and nonforfeitable to the extent then funded, notwithstanding the provisions of Plan Section 5.1.

(c) If any amounts remain after satisfaction of all benefits in (a), such amounts will be allocated to the Plan Sponsors; provided, however, that, as a condition to such repayment, the Plan Sponsors shall, in writing, indemnify, defend and hold the Trustee harmless from all claims, demands or liabilities arising in connection with such payment. Notwithstanding the foregoing, the Plan Sponsor may elect to re-allocate the excess assets to those Employees who are Participants under the Plan as of the date of termination of the Plan, such allocation to be made in a non-discriminatory manner. Said election shall be in writing and shall be made prior to receipt of a determination by the Internal Revenue Service of the Plan’s qualified status resulting from the termination.

13.4 Payments Upon Plan Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accrued Benefits of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed either pursuant to the applicable distribution rules of Articles 6 and 7 or in the form of annuity contracts preserving the optional forms of benefit, pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

13.5 Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

13.6 Accrued Benefit Not to be Decreased by Amendment.

(a) No amendment to the Plan shall decrease a Participant’s Accrued Benefit to the extent accrued as of the date of the amendment, other than an amendment described in Code Section 412(d)(2) or ERISA Section 4281.

(b) Notwithstanding any other provision of the Plan, a Plan amendment—

(i) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

(ii) which eliminates an optional form of benefit,

shall not be effective with respect to benefits attributable to service before the amendment is adopted, except as permitted in the Code or Treasury Regulations. In the case of a retirement-type subsidy described in Paragraph (i), this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

ARTICLE 14

ADOPTION OF PLAN BY AFFILIATES

Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, business entity, or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the “limitation year” as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust and the Plan and Trust shall terminate as to the adopting Affiliate or other corporation or business entity.

ARTICLE 15

QUALIFICATION AND RETURN OF CONTRIBUTIONS

15.1 If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan, within one (1) year after the date of denial of qualification, the contribution by a Plan Sponsor after payment of all expenses will be returned to the Plan Sponsor and the Plan and Trust shall thereupon terminate.

15.2 All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor’s request, a contribution which was made by reason of a mistake-in-fact or conditioned upon initial qualification or the deductibility of the contribution under Code Section 404 shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, the denial of the qualification, or the disallowance of the deduction (to the extent disallowed), whichever is applicable. The amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to such excess. Any net income attributable to such excess shall not be returned to the Plan Sponsor. In the event of a contribution which was conditioned upon the initial qualification of the Plan, the amount to be returned to the Plan Sponsor shall be all of the assets of the Fund.

ARTICLE 16

INCORPORATION OF SPECIAL LIMITATIONS

Appendices A, B, C, D, E, and F to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

IN WITNESS WHEREOF, the Primary Sponsor has adopted this Plan as the day and year first written above.

SILGAN CONTAINERS MANUFACTURING CORPORATION

By:	/s/ Anthony E. Cost
Title:	Vice President of Human Resources

APPENDIX A

LIMITATION ON BENEFITS

SECTION 1

(a) Notwithstanding any other provision of the Plan, in no event shall the annual pension benefit of a Participant attributable to Plan Sponsor contributions and payable as a straight life annuity at Normal Retirement Age exceed the lesser of (1) the dollar limit in effect under Code Section 415(b)(1)(A) ($195,000 for 2009), subject to adjustment in accordance with regulations issued by the Secretary of Treasury or other applicable provision of law, provided that any adjustment shall be effective as of January 1 of each calendar year and shall be applicable with respect to the limitation year ending with or within each calendar year, or (2) 100% of the Participant’s average Section 415 Compensation for the three consecutive calendar years during which his aggregate Section 415 Compensation from a Plan Sponsor was the highest (the “High Consecutive Three Years”). For purposes of determining a Participant’s High Consecutive Three Years, any “break in service,” within the meaning of Treas. Reg. Section 1.415(b)-1(a)(5)(iii), will be disregarded.

(b) For purposes of determining the annual pension benefit due to Plan Sponsor contributions, a Participant will be treated as having elected a straight life annuity for his own life commencing on the same date as the form of benefit chosen by the Participant, which annuity is the actuarial equivalent of the form of benefit chosen by the Participant.

(1) For purposes of this Subsection, the actuarial equivalent of the Participant’s chosen form of benefit will be determined by whichever of the following factors results in the largest equivalent straight life annuity:

(A) for benefits to which Code Section 417(e)(3) does not apply, the actuarially equivalent straight life annuity benefit is the greater of:

(i) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same Annuity Starting Date as the form of benefit payable to the Participant; or

(ii) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a five percent (5%) interest assumption and the applicable mortality table described in Treas. Reg. Section 1.417(e)-1(d)(2) for that Annuity Starting Date.

APPENDIX A-1

(B) for benefits to which Code Section 417(e)(3) applies, the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable computed using whichever of the following factors yields the greatest benefit:

(i) the interest rate and mortality table, or tabular factor, specified in the Plan;

(ii) a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2); or

(iii) the applicable interest rate for the distribution under Treas. Reg. Section 1.417(e)-1(d)(3) and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), with the amount so computed divided by 1.05.

Notwithstanding the foregoing, for distributions to which Code Section 417(e)(3) applies which have Annuity Starting Dates in the 2004 or 2005 Plan Years, except as provided in Section 101(d)(3) of the Pension Funding Equity Act of 2004 (108 P.L. 218), the actuarial equivalent straight life annuity is the annual amount of the straight life annuity commencing at the Annuity Starting Date that has the same actuarial present value as the particular form of benefit payable, computed using the interest rate and mortality table (or tabular factor) specified in the Plan or a five and a half percent (5.5%) interest rate assumption and the applicable mortality table for the distribution under Treas. Reg. Section 1.417(e)-1(d)(2), whichever yields the greater benefit.

(2) For purposes of the adjustments under Paragraph (1) of this Subsection above, the following benefits are not taken into account:

(A) Survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity (as defined in Code Section 417(b)), whether or not such qualified joint and survivor annuity is paid in conjunction with some other form of benefit (such as a single-sum distribution), to the extent that such benefits would not be payable if the participant’s benefit were not paid in the form of a qualified joint and survivor annuity.

(B) Ancillary benefits (other than a social security supplement described in Code Section 411(a)(9) and Treas. Reg. Section 1.411(a)-7(c)(4)) that are not directly related to retirement benefits, such as preretirement disability benefits not in excess of the qualified disability

APPENDIX A-2

benefit, preretirement incidental death benefits (including a qualified preretirement survivor annuity), and post-retirement medical benefits.

(3) Notwithstanding the preceding provisions of this Section 1, no adjustment is required to a benefit that is paid in a form that is not a straight life annuity to take into account the inclusion in that form of an automatic benefit increase feature if the benefit is paid in a form to which Code Section 417(e)(3) does not apply and the form of benefit, without regard to the automatic benefit increase feature, satisfies the requirements of Code Section 415(b) and this Appendix. If the form of benefit without regard to the automatic benefit increase feature is not a straight life annuity, then the limitations in Sections 1(a)(1) and (2) are applied by reducing the limitation applicable at the Annuity Starting Date to an actuarially equivalent amount (determined using the assumptions specified in paragraph (1)(A)(ii) of this section) that takes into account the death benefits under the form of benefit (other than the survivor portion of a qualified joint and survivor annuity). For purposes of this paragraph (3), an ‘automatic benefit increase feature’ is included in a form of benefit if that form provides for automatic, periodic increases to the benefits paid in that form, such as a form of benefit that automatically increases the benefit paid under that form annually according to a specified percentage or objective index, or a form of benefit that automatically increases the benefit paid in that form to share favorable investment returns on Plan assets.

SECTION 2

If annual pension benefits to a Participant commence before the Participant attains age 62, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 2. The age-adjusted limit is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the Annuity Starting Date that has the same actuarial present value as a deferred straight life annuity commencing at age 62, where annual payments under the straight life annuity commencing at age 62 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed assuming a five percent (5%) interest rate and the applicable mortality table that is effective for that Annuity Starting Date under Treas. Reg. Section 1.417(e)-1(d)(2) (expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date). However, if the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the age-adjusted limitation shall be the lesser of the age-adjusted limitation described in the immediately preceding sentence or the adjusted Section 1(a)(1) limitation multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan to the annual amount of the straight life annuity under the Plan commencing at age 62, with both annual amounts determined using the Plan factors for determining the Accrued Benefit of the Participant and without applying the limitation rules under this Appendix. No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 2 to the extent permitted by Treas. Reg. Section 1.415(b)-1(d)(2). Notwithstanding any of the foregoing provisions of this Section 2 to the contrary, the age adjusted dollar limit may not decrease on account of an increase in age or the performance of additional service by the Participant.

APPENDIX A-3

SECTION 3

If annual pension benefits to a Participant commence after the Participant attains age 65, the limitation under Section 1(a)(1) of this Appendix shall be age-adjusted as provided in this Section 3. The age-adjusted limitation is determined as the actuarial equivalent of the annual amount of a straight life annuity commencing on the Annuity Starting Date that has the same actuarial present value as a straight life annuity commencing at age 65, where annual payments under the straight life annuity commencing at age 65 are equal to the adjusted Section 1(a)(1) limitation and where the actuarial equivalent straight life annuity is computed using a five percent (5%) interest rate and the applicable mortality table under Treas. Reg. Section 1.417(e)-1(d)(2) that is effective for that Annuity Starting Date (expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date). However, if the Plan has an immediately commencing straight life annuity payable as of the Annuity Starting Date and an immediately commencing straight life annuity payable at age 65, the age-adjusted limitation shall be the lesser of the age-adjusted limitation described in the immediately preceding sentence or the adjusted Section 1(a)(1) limitation multiplied by the adjustment ratio, which is equal to the ratio of the “adjusted immediately commencing straight life annuity” described in Treas. Reg. Section 1.415(b)-1(e)(2)(iii) to the “adjusted age 65 straight life annuity” described in Treas. Reg. Section 1.415(b)-1(e)(2)(iii). No adjustment for mortality shall be taken into account in performing the first calculation required by this Section 3 to the extent permitted by Treas. Reg. Section 1.415(b)-1(d)(2).

SECTION 4

In the case of a Participant who has less than ten (10) years of participation in the Plan, as determined under Treas. Reg. Section 1.415(b)-1(g), the limitation under Section 1(a)(1) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan and the denominator of which is ten (10). In the case of a Participant who has less than ten (10) years of Benefit Service, the limitation under Section 1(a)(2) of this Appendix shall be determined by multiplying the otherwise applicable limit by a fraction, the numerator of which is the number of years of Benefit Service (or part thereof) with a Plan Sponsor and the denominator of which is ten (10). Notwithstanding the above, in no event shall the limitations contained in this Section reduce the limitations referred to in Section 1(a) of this Appendix to an amount less than one-tenth (1/10) of the applicable limitation provided in Section 1(a) (as determined without regard to this Section). To the extent provided in regulations promulgated by the Secretary of the Treasury, this Section shall be applied separately with respect to each change in the benefit structure of the Plan.

SECTION 5

For purposes of applying the limitations of this Appendix, all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan to the extent required by Code Section 415(f) and the regulations thereunder.

APPENDIX A-4

If a Participant is a participant in any other defined benefit pension plan sponsored by the Plan Sponsor and its Affiliates, his pension benefit under that plan shall be aggregated with his projected benefit under the Plan to the extent required by Code Section 415(f) and the regulations thereunder, and his benefit under the Plan or any such other plan shall be reduced, if necessary, so that the aggregate of the benefits does not exceed the foregoing limitations. The pension benefit that will be reduced will be the benefit from the plan determined by the application of the following rules in the order listed below:

(a) The benefit from the plan which provides the Participant with the smallest annual dollar benefit when expressed in the form of a straight life annuity (using the applicable actuarial assumptions in Treasury Regulation Section 1.415(b)-1(c) that produce the largest straight life annuity) will be reduced before any other benefit.

(b) If the annual dollar benefit under each such plan is equal to the annual dollar benefit under every other such plan (when each benefit is expressed as a straight life annuity using the applicable actuarial assumptions in Treasury Regulation Section 1.415(b)-1(c) that produce the largest straight life annuity), then the benefits under all such plans will reduced pro rata.

SECTION 6

For purposes of this Appendix, the term “limitation year” shall mean the calendar year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period in accordance with regulations issued by the Secretary of the Treasury.

SECTION 7

In the event that the limitations set forth in this Appendix are exceeded with respect to a Participant for a particular limitation year, the Plan Administrator shall, in writing, direct the Trustee to take such actions as are permitted by the Internal Revenue Service for the correction of such errors as the Plan Administrator shall deem appropriate.

SECTION 8

For purposes of applying the limitations set forth in this Appendix, the term “Plan Sponsor” shall be deemed to mean the Plan Sponsor, its Affiliates, and any other corporations which are members of the same controlled group of corporations (as described in Code Section 414(b), as modified by Code Section 415(h)) with a Plan Sponsor, any other trades or businesses under common control (as described in Code Section 414(c), as modified by Code Section 415(h)) with a Plan Sponsor, any other corporations, partnerships or other organizations which are members of an affiliated service group (within the meaning of Code Section 414(m)) with the Plan Sponsor and any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). For purposes of applying the limitations set forth in this Appendix, where a defined benefit plan provides for employee contributions, the annual benefit attributable to those contributions is not taken into account, but those contributions are considered a separate defined contribution plan maintained by the Plan Sponsor which is subject to the limitations set forth in this Appendix.

APPENDIX A-5

SECTION 9

For purposes of this Appendix, “Section 415 Compensation” means:

(a) compensation included for purposes of Code Section 415 under Treas. Reg. Section 1.415(c)-2(b);

(b) amounts paid by the later of two and one-half months following a severance from employment or the end of the limitation year in which the severance from employment occurs, in either case:

(i) if such compensation is for services during or outside the Employee’s regular working hours, commissions, bonuses, or other similar payments and the compensation would have been paid to the Employee prior to severance from employment if the Employee had continued in employment with the Plan Sponsor or an Affiliate, in accordance with Treasury Regulations Section 1.415(c)-2(e)(3)(i) and (ii); or

(ii) if such amounts are received by an Employee pursuant to a nonqualified unfunded deferred compensation plan during a limitation year, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Plan Sponsor or an Affiliate and only to the extent that the amounts are includable in the Employee’s gross income, in accordance with Treasury Regulations Section 1.415(c)-2(e)(3)(i) and (iii); and

(c) excluding:

(i) items excluded from compensation for purposes of Code Section 415 under Treas. Reg. Section 1.415(c)-2(c) (except as explicitly provided in Subsection (b) above);

(ii) any post-severance from employment compensation not specified in (a) and (b) above; and

(iii) amounts in excess of the Annual Compensation Limit.

SECTION 10

Effective for the limitation year commencing January 1, 2008, the definition of Section 415 Compensation for a year that is used for purposes of applying the limitations of this Appendix shall not reflect Section 415 Compensation for a limitation year that is in excess of the Annual Compensation Limit that applies to that year. Notwithstanding the foregoing, the application of the rules under this Appendix shall not reduce the Accrued Benefit of a Participant determined under the provisions of the Plan addressing these annual limitations that were in effect immediately prior to the provisions of this Appendix. However, any additional accruals following January 1, 2008 shall not be recognized unless and until the sum of the Participant’s grandfathered benefit and additional future accruals satisfy the limitations under this Appendix.

APPENDIX A-6

SECTION 11

The provisions of this Appendix shall be construed in a manner consistent with the provisions of Treas. Reg. Section 1.415(a)-1 et. seq. and any successor guidance. The foregoing provisions of this Appendix shall be interpreted in a manner consistent with the corresponding provisions of Treas. Reg. Section 1.415(a)-1 et. seq. except to the extent such corresponding provisions suggest an alternative methodology. To the extent the foregoing provisions of this Appendix do not specify a method of application where more than one application is permissible, the default application under Treas. Reg. Section 1.415(a)-1 et. seq. shall apply.

APPENDIX A-7

APPENDIX B

TOP-HEAVY PROVISIONS

SECTION 1

As used in this Appendix, the following words shall have the following meanings:

(a) “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

(b) “Key Employee” means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

(1) an officer of the Plan Sponsor or any Affiliate whose Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002) for the calendar year in which the Plan Year ends, where the term “officer” means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer. If for any year, no officer of the Plan Sponsor meets the requirements of this Paragraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Paragraph (1);

(2) an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

(3) an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

For purposes of determining ownership under Paragraphs (2) and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows: (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%), and (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership in such Plan Sponsor or Affiliate shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318(a)(2) as modified by clause (i) hereof.

APPENDIX B-1

(c) “Required Aggregation Group” means:

(1) each plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

(2) each other plan of a Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

(d) (1) “Top-Heavy” means:

(A) if the Plan is not included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i) the actuarial equivalent present value of the cumulative Accrued Benefits under the Plan for all Key Employees exceeds 60 percent of the actuarial equivalent present value of the cumulative Accrued Benefits under the Plan for all Participants; and

(ii) the Plan when included in every potential combination, if any, with any or all of:

(I) any Required Aggregation Group, and

(II) any plan of the Plan Sponsor or an Affiliate which has adopted the Plan which is not part of any Required Aggregation Group and which qualifies under Code Section 401(a),

is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(B) if the Plan is included in a Required Aggregation Group, the Plan’s condition in a Plan Year for which, as of the Determination Date:

(i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

(ii) the Required Aggregation Group when included in every potential combination, if any, with any or all of the plans of a Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a) is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

APPENDIX B-2

(C) For purposes of Subparagraphs (A)(i) and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Code Sections 401(a)(4) and 410.

(2) A group shall be deemed to be a Top-Heavy Group if:

(A) the sum, as of the Determination Date, of the actuarial equivalent present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

(B) 60 percent of a similar sum determined for all participants in such plans.

(3) (A) For purposes of this Section, the actuarial equivalent present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

(i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

(ii) as to any simplified employee pension, the aggregate employer contributions, and

(iii) an adjustment for contributions due as of the Determination Date or last day of a plan year.

In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first Plan Year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) of this Subparagraph (A) and the aggregate contributions in Clause (i) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date to the extent permitted by regulations or other guidance of general applicability and not otherwise included under Clause (i) or (ii) of this Subparagraph (A).

APPENDIX B-3

(B) For purposes of this Subsection, the actuarial equivalent present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the actuarial equivalent present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the actuarial equivalent present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

(C) For purposes of determining the actuarial equivalent present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the actuarial equivalent present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the actuarial equivalent present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 1-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting a 5-year period for the 1-year period.

(D) For purposes of this Paragraph (3), participant contributions which are deductible as “qualified retirement contributions” within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

(E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior

APPENDIX B-4

plan year, any accrued benefit for such employee (and the account of such employee) shall not be taken into account.

(F) For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the plan during the 1-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account.

(G) (i) In the case of an “unrelated rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3) , and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

(ii) In the case of a “related rollover” (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an “unrelated rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a “related rollover” is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

SECTION 2

Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant’s interest in his Accrued Benefit shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

Full Years of Vesting Service	Percentage Vested
Less than three years	0%
Three years or more	100%

The schedule set forth above in this Section of this Appendix of the Plan shall be inapplicable to a Participant who has failed to perform an Hour of Service after the

APPENDIX B-5

Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the schedule set forth above in this Section of this Appendix to the Plan shall cease to be applicable; provided, however, that the provisions of the Section dealing with changes in the vesting schedule shall apply.

SECTION 3

(a) Notwithstanding anything contained in the Plan to the contrary, and except as otherwise provided in Subsection (b) of this Section, the Accrued Benefit derived from Plan Sponsor and Affiliate contributions of each Participant who is not a Key Employee, when expressed as an annual retirement benefit (as defined below), shall not be less than the applicable percentage (as defined in Subsection (b) of this Section) of the Participant’s average compensation (as defined in Subsection (d) of this Section below).

(b) For purposes of Subsection (a) of this Section, the term “applicable percentage” means the lesser of:

(1) 2 percent multiplied by the number of years of service (as defined in (c) below) with a Plan Sponsor, or

(2) 20 percent.

(c) For purposes of this Section:

(1) Except as provided in Paragraph (2) of this Subsection (c), years of service shall be determined under the rules of Paragraphs (4), (5), and (6) of Code Section 411(a).

(2) A year of service with the Plan Sponsor or an Affiliate shall not be taken into account if:

(A) the Plan was not Top-Heavy for any Plan Year ending during that year of service, or

(B) that year of service was completed in a Plan Year beginning before January 1, 1984.

(d) (1) For purposes of Subsection (a) of this Section, “average compensation” means the average of a Participant’s Compensation for each Plan Year in the Participant’s testing period (as defined in Paragraph (2) of this Subsection).

  (2) (A) A Participant’s testing period shall be the period of consecutive Plan Years (not exceeding five (5)) during which the Participant had the greatest aggregate Compensation.

(B) The Plan Years taken into account under Subparagraph (A) of this Paragraph (2) shall not include years for which the Participant did

APPENDIX B-6

not earn a year of service under the rules of paragraphs (4), (5) and (6) of Code Section 411(a).

(C) A Plan Year shall not be taken into account under Subparagraph (A) of this Paragraph (2) if:

(i) that Plan Year ends before January 1, 1984, or

(ii) that Plan Year begins after the close of the last Plan Year in which the Plan was Top-Heavy.

(e) (1) For purposes of Subsection (a) of this Section, the term “annual retirement benefit” means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) beginning at Normal Retirement Age.

 (2) If the Participant’s benefit under this Plan begins at a date other than his Normal Retirement age, the Participant shall receive a benefit which is no less than the Actuarial Equivalent of the annual retirement benefit provided under this Section.

(f) The minimum Accrued Benefit described under this Section shall be provided to any Employee who is otherwise eligible for participation in the Plan, even if:

(1) The Employee fails to make mandatory employee contributions required as a condition of participation in the Plan, or

(2) The Employee’s compensation is less than a stated amount, or

(3) The Employee is not employed by the Plan Sponsor or Affiliate on a given date.

SECTION 4

Notwithstanding anything in the Plan to the contrary, this Appendix shall only apply to the extent required by Code Section 416 including, without limitation, Code Section 416(i)(4).

APPENDIX B-7

APPENDIX C

MINIMUM DISTRIBUTION REQUIREMENTS

SECTION 1

GENERAL RULES

(a) Effective Date and Precedence. The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The provisions of this Appendix will take precedence over any inconsistent provisions of the Plan.

(b) Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix will be determined and made in accordance with the Treasury Regulations promulgated under Code Section 401(a)(9).

(c) TEFRA Section 242(b)(2) Elections. Notwithstanding the provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

SECTION 2

TIME AND MANNER OF DISTRIBUTION

(a) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(2) If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

APPENDIX C-1

(4) If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 2(b), other than this Section 2(b)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2(b) and Section 5 of this Appendix, unless Section 2(b)(4) of this Appendix applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2(b) of this Appendix applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 2(b)(1) of this Appendix. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury Regulations promulgated thereunder. Any part of the Participant’s interest which is in the form of an individual account as described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Treasury Regulations promulgated thereunder that apply to individual accounts.

SECTION 3

DETERMINATION OF AMOUNT

TO BE DISTRIBUTED EACH YEAR

(a) General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2) the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5 of this Appendix;

(3) once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

APPENDIX C-2

(4) payments will either be non-increasing or increase only as follows:

(A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Section 4 of this Appendix dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(C) to provide cash refunds of employee contributions upon the Participant’s death; or

(D) to pay increased benefits that result from a Plan amendment.

(b) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2(b)(1) or (2) of this Appendix) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received (e.g., bimonthly, monthly, semi-annually, or annually). All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(c) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

SECTION 4

REQUIREMENTS FOR ANNUITY DISTRIBUTIONS

THAT COMMENCE DURING PARTICIPANT’S LIFETIME

(a) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of Treasury Regulation

APPENDIX C-3

Section 1.401(a)(9)-6. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

(b) Period Certain Annuities. Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9 for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treasury Regulation Section 1.401(a)(9)-9 plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4(b), or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Treasury Regulation Section 1.401(a)(9)-9, using the attained ages of the Participant and the Participant’s Spouse as of the birthday of the Participant and the Participant’s Spouse in the calendar year that contains the annuity starting date.

SECTION 5

REQUIREMENTS FOR MINIMUM DISTRIBUTIONS WHERE

PARTICIPANT DIES BEFORE DATE DISTRIBUTIONS BEGIN

(a) Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2(b)(1) or (2) of this Appendix, over the life of the Designated Beneficiary or over a period certain not exceeding:

(1) unless the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the annuity starting date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the annuity starting date.

(b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire

APPENDIX C-4

interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his interest begins, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 5 will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2(b)(1) of this Appendix.

SECTION 6

DEFINITIONS

As used in this Appendix, the following words and phrases shall have the meaning set forth below:

(a) Designated Beneficiary. The individual who is designated as the Beneficiary pursuant to the Plan and is the Designated Beneficiary under Code Section 401(a)(9) and Treasury Regulation Section 1.401(a)(9)-4, Q&A-1.

(b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2(b) of this Appendix.

(c) Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treasury Regulations Section 1.401(a)(9)-9.

(d) Required Beginning Date. The term “required beginning date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires; except that in the case of a Participant described in Section 1(b)(3) of Appendix C, the term “required beginning date” means April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

APPENDIX C-5

APPENDIX D

MORTALITY TABLE EFFECTIVE JANUARY 1, 2010

Age	Mortality Decrement
1	0.000317
2	0.000210
3	0.000167
4	0.000128
5	0.000116
6	0.000110
7	0.000105
8	0.000095
9	0.000091
10	0.000093
11	0.000095
12	0.000099
13	0.000104
14	0.000114
15	0.000124
16	0.000132
17	0.000140
18	0.000146
19	0.000148
20	0.000151
21	0.000156
22	0.000162
23	0.000174
24	0.000186
25	0.000203
26	0.000229
27	0.000239
28	0.000248
29	0.000260
30	0.000285
31	0.000331
32	0.000375
33	0.000416
34	0.000457
35	0.000496
36	0.000533
37	0.000567
38	0.000588
39	0.000608
40	0.000635
41	0.000666
42	0.000704
43	0.000747
44	0.000795
45	0.000838
46	0.000880
47	0.000925
48	0.000987
49	0.001056
50	0.001148
51	0.001234
52	0.001366
53	0.001549
54	0.001762
55	0.002103
56	0.002557
57	0.002967
58	0.003402
59	0.003861
60	0.004410
61	0.005139
62	0.005902
63	0.006886
64	0.007780
65	0.008795
66	0.010089
67	0.011241
68	0.012313
69	0.013631
70	0.014884
71	0.016331
72	0.018195
73	0.020071
74	0.022382
75	0.024952
76	0.027718
77	0.031488
78	0.035363
79	0.039738
80	0.044667
81	0.050446
82	0.056967
83	0.063398
84	0.071516
85	0.080302
86	0.090166
87	0.102625
88	0.115492
89	0.129211
90	0.144554
91	0.157996
92	0.174095
93	0.189922
94	0.203738
95	0.220163
96	0.233165
97	0.247959
98	0.263225
99	0.274135
100	0.284107
101	0.301731
102	0.313092
103	0.324542
104	0.335529
105	0.345501
106	0.353906
107	0.361363
108	0.368721
109	0.375772
110	0.382309
111	0.388123
112	0.393008
113	0.396754
114	0.399154
115	0.400000
116	0.400000
117	0.400000
118	0.400000
119	0.400000
120	1.000000

Mortality table represents a fixed blend of 50% of the static male combined mortality rates and 50% of the static female combined mortality rates promulgated under Treasury Regulations Section 1.430(h)(3)-1(c) with projected mortality improvement for valuation dates in 2017.

APPENDIX D-1

APPENDIX E

SCHEDULE OF BENEFITS TRANSFERRED FROM THE

DEL MONTE CORPORATION RETIREMENT PLAN FOR SALARIED EMPLOYEES

APPENDIX E-1

APPENDIX F

SPECIAL SERVICE CREDITING RULES

Notwithstanding anything in the Plan to the contrary, the rules of this Appendix shall apply for purposes of crediting different types of service as specified below to Employees based on their service with their previous employers prior to becoming Employees of a Plan Sponsor.

SECTION 1

All service credited to Former Del Monte Employees under the Del Monte Corporation Retirement Plan for Salaried Employees shall be credited to such Former Del Monte Employees for purposes of Eligibility Service, Vesting Service and early retirement eligibility, but not for purposes of Benefit Service, under this Plan.

SECTION 2

For purposes of Eligibility Service and Vesting Service, but not for purposes of Benefit Service, all service credited to Former ANCC Employees under the American National Can Company Pension Plan for Salaried Employees shall be credited to such Former ANCC Employees under this Plan.

SECTION 3

For purposes of Eligibility Service and Vesting Service, but not for purposes of Benefit Service, all service credited to Former Finger Lakes Employees under the Curtice Burns Foods, Inc. Master Salaried Retirement Plan shall be credited to such Former Finger Lakes Employees under this Plan.

SECTION 4

For purposes of Eligibility Service and Vesting Service, but not for purposes of Benefit Service, the following rules shall apply:

(a) All eligibility and vesting service, as applicable, credited to Former Alcoa Employees under the Pension Plan for Salaried Employees maintained by Aluminum Company of America shall be credited to such Former Alcoa Employees under this Plan; and

(b) All eligibility and vesting service, as applicable, credited to Former Kraft Employees under the Pension Plan for Salaried Employees maintained by Kraft Foods, Inc. shall be credited to such Former Kraft Employees hereunder.

SECTION 5

For purposes of Eligibility Service and Vesting Service, but not for purposes of Benefit Service, all service credited to Former Campbell Employees under the Campbell Soup Company Retirement and Pension Plan for Salaried Employees shall be credited to such Former Campbell Employees hereunder.

APPENDIX F-1

SECTION 6

For all purposes of this Plan, including Eligibility Service, Vesting Service, and Benefit Service shall include eligibility, vesting and benefit service, as applicable, with Silgan Holdings, Inc. and S & H, Inc. that were completed prior to the adoption of this Plan by Silgan Holdings, Inc.

SECTION 7

For purposes of Eligibility Service and Vesting Service, but not for purposes of Benefit Service, service with Pacific Coast Producers and its affiliates shall be credited to Former PCP Employees hereunder.

APPENDIX F-2